Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT

IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES

EXCHANGE ACT OF 1934.

SECURITIES PURCHASE AGREEMENT

among

ACCESS INTEGRATED TECHNOLOGIES, INC.

and

THE PURCHASERS REFERRED TO HEREIN

August 24, 2007

Page

Article I	DEFINITIONS	1

1.1	Definitions	1

Article II	PURCHASE AND SALE	5

2.1	Closing	5

2.2	Deliveries	5

2.3	Closing Conditions	6

Article III	REPRESENTATIONS AND WARRANTIES	8

3.1	Representations and Warranties of the Company	8

3.2	Representations and Warranties of the Purchasers	18

Article IV	OTHER AGREEMENTS OF THE PARTIES	20

4.1	Transfer Restrictions	20

4.2	Acknowledgement of Dilution	23

4.3	Furnishing of Information	23

4.4	Integration	23

4.5	Securities Laws Disclosure; Publicity; Confidentiality	23

4.6	Form D; Blue Sky Filings	24

4.7	Shareholder Rights Plan	24

4.8	Non-Public Information	24

4.9	Use of Proceeds	24

4.10	Reimbursement	25

4.11	Indemnification of Purchasers	25

4.12	Reservation of Common Stock	26

4.13	Listing of Common Stock	27

4.14	Equal Treatment of Purchasers	27

4.15	Subsequent Equity Sales	27

4.16	Short Sales and Confidentiality After the Date Hereof	27

4.17	Delivery of Securities After Closing	28

4.18	Reasonable Best Efforts	28

4.19	No Inconsistent Agreement or Actions	28

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(continued)

Page

4.20	Compliance with Notes Covenants	28

4.21	Subsidiary Guaranties of New Subsidiaries	28

4.22	Subordination of Indebtedness among Subsidiary Guarantors	29

4.23	Permitted Restructuring	30

4.24	Subordination of Notes	30

Article V	MISCELLANEOUS	31

5.1	Termination	31

5.2	Fees and Expenses	31

5.3	Entire Agreement	31

5.4	Notices	31

5.5	Amendments; Waivers	31

5.6	Headings	32

5.7	Successors and Assigns	32

5.8	No Third-Party Beneficiaries	32

5.9	Governing Law	32

5.10	Survival	33

5.11	Execution	33

5.12	Severability	33

5.13	Rescission and Withdrawal Right	33

5.14	Replacement of Securities	33

5.15	Remedies	34

5.16	Payment Set Aside	34

5.17	Independent Nature of Purchasers’ Obligations and Rights	34

5.18	Liquidated Damages	34

5.19	Construction	35

-ii-

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 24, 2007, among Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Purchasers, severally, and not jointly, wish to purchase from the Company and the Company wishes to sell to the Purchasers, upon the terms and conditions stated in this Agreement, 10.0% Senior Notes, substantially in the form attached hereto as Exhibit A, in an original aggregate principal amount of $55,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the “Notes”);

WHEREAS, contemporaneously with the Closing (as defined in Section 1.1), the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws as set forth therein; and

WHEREAS, contemporaneously with the Closing, the Company’s Subsidiaries listed, and marked with an asterisk, on Schedule 3.1(a) (the “Subsidiary Guarantors”) will execute and deliver a Subsidiary Guaranty, substantially in the form attached hereto as Exhibit C (the “Subsidiary Guaranty”), pursuant to which the Subsidiary Guarantors will agree to guaranty the obligations of the Company under the Notes.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

Article I	DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time)), (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the last reported closing sale price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (d) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (e) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kelley Drye & Warren LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority vote of the non-employee members of the Board of Directors, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities unless the proceeds from any such issuance are used to repay amounts owed under the Notes.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(a).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right.

“Majority Holders” means the holder(s) of a majority of the aggregate principal amount of the Notes then outstanding.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.11.

“Redemption Agreement” means the Redemption Agreement dated the date hereof among the Company and the other parties hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser or the issuance of the Underlying Shares by the Company along with the resale of the Underlying Shares, as provided for in the Registration Rights Agreement.

“Relevant Effective Date” shall have the meaning ascribed to such term in Section 4.1(a).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable as payment of interest.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to the Notes and this Agreement.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsidiary” means any material subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange or the Nasdaq Global Market.

“Transaction Documents” means this Agreement, the Notes, the Redemption Agreement, the Subsidiary Guaranty and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable in lieu of the cash payment of interest on the Notes and the Kicker Shares (as such term is defined in the Notes).

Article II	PURCHASE AND SALE

2.1       Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, up to the principal amount of Notes set forth opposite its name on the signature page, not to exceed in the aggregate for all Purchasers $55,000,000 original aggregate principal amount of Notes. Each Purchaser shall deliver to the Company via wire transfer to the account as specified in writing by the Company immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser their respective Notes and the Underlying Shares as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

2.2	Deliveries.

(a)       On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser (or, in the case of (ix), to the parties thereto) the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, in the form of Exhibit D attached hereto;

(iii)      Notes (in the principal amounts as such Purchaser shall request) representing such principal amount of the Notes that such Purchaser is purchasing hereunder at the Closing, duly executed on behalf of the Company and registered in the name of such Purchaser;

(iv) the Subsidiary Guaranty duly executed by each of the Subsidiary Guarantors;

(v)       a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares required to be delivered to such Purchaser on the Closing Date in connection with the Additional Interest (as such term is defined in the Notes) and registered in the name of such Purchaser;

(vi) the Registration Rights Agreement duly executed by the Company;

(vii)     a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within thirty (30) days of the Closing Date;

(viii)    a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions (as defined in Section 2.3(b)(iv) below), (B) the Fourth Amended and Restated Certificate of Incorporation of the Company, certified as of a date within ten (10) days of the Closing Date, and (C) the bylaws of the Company, each as in effect as of the Closing Date, (D) the organizational documents of each Subsidiary, certified as of a date within ten (10) days of the Closing Date by the applicable governmental authority of the applicable jurisdiction, and (E) the by-laws, limited partnership agreement or limited liability company agreement of each Subsidiary, as the case may be; and (viii) such other documents relating to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request;

(ix)      the Redemption Agreement duly executed by the Company, delivered to the Holders that are a party thereto; and

(x)       such other documents relating to the transactions contemplated by the Transaction Documents as such Purchaser or its counsel may reasonably request.

(b)       On the Closing Date, each Purchaser (or, in the case of (iv), the parties thereto) shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii) the Registration Rights Agreement duly executed by such Purchaser; and

(iv) the Redemption Agreement.

2.3	Closing Conditions.

(a)       The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)        the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)       all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)      the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)       The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)        the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)      the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)      The board of directors of the Company and each of the Subsidiary Guarantors shall have approved the transactions contemplated hereby and shall have adopted resolutions consistent with Section 3.1(c) below and in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(v)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)      from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing;

(vii)     the Company shall have provided to the Company’s transfer agent irrevocable instructions instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares required to be delivered to such Purchaser on the Closing Date in connection with the Additional Interest (as such term is defined in the Notes) and registered in the name of such Purchaser;

(viii)    the Company shall have received an executed amendment or waiver under the notes and agreements listed on Schedule 2.3(b)(viii), in each case, in form and substance satisfactory to the Purchasers approving the issuance of the Notes; and

(ix)      each of the officers of the Company set forth on Schedule 2.3(b)(ix) shall have entered into the Lockup Letter with the Purchasers in the form of Exhibit E.

ARTICLE III             REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby represents and warrants as of the date hereof and as of the Closing Date to each Purchaser as follows:

(a)       Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a). Except as indicated on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)       Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”)

and to the Company’s knowledge no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)       No Conflicts. Except as set forth on Schedule 2.3(b)(viii), the execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Underlying Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.5 of this Agreement or consents listed on Schedule 2.3(b)(viii), (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the issuance and listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)        Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)       Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as otherwise provided in this Agreement, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)        No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Underlying Shares contemplated by the Notes and this Agreement or as set forth on Schedule 3(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed before one (1) Trading Day prior to the date that this representation is made.

(j)        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) expenses incurred in connection with the transactions contemplated hereunder, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k)       Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(k), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer of the Company nor any director or officer of any Subsidiary that served as a director or officer of such Subsidiary following the formation or acquisition of such Subsidiary by the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)        Labor Relations. Except as set forth on Schedule 3.1(l), no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. Except for four of the Subsidiary’s employees, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)      Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment; except in each case as could not have a Material Adverse Effect.

(n)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)       Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(p)       Intellectual Property Rights. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)       Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)        Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the

Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)       Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined under the Exchange Act and applicable to the Company) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(t)        Certain Fees. Other than the fee payable to Roth Capital Partners, LLC (“Roth Capital”), as a placement agent, pursuant to that certain engagement letter dated July 5, 2007, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person (collectively, “Intermediary”) with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)       Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w)      Registration Rights. Other than each of the Purchasers or as disclosed in the Company’s SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)       Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(y)       Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z)       Disclosure. The Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, and when taken as a whole, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa)     No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)     Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid for the foreseeable future. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to reasonably believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)     Form S-3 Eligibility. The Company is eligible to register the Underlying Shares for resale by the Purchasers on Form S-3 promulgated under the Securities Act.

(dd)     Tax Status. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(ee)     No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ff)      Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg)     Accountants. The Company’s accountants are set forth on Schedule 3.1(gg) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending March 31, 2007, are a registered public accounting firm as required by the Securities Act.

(hh)     Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)       Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.16 hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor, to the knowledge of the Company, has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj)       Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2       Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, severally represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)       Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)       Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it receives the Underlying Shares under the Notes, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser was not organized for the purpose of acquiring the Underlying Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)       Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)       General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)        Certain Trading Activities. Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, Roth Capital or any other Person regarding the investment in the Company contemplated by this Agreement. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any direct or indirect purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.5. Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.5 such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)       Access to Information. Such Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

(h)       Fees and Commissions. Such Purchaser has not retained any intermediary with respect to the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any intermediary retained by such Purchaser and the fees and expenses of defending against such liability or alleged liability.

(i)        No Conflicts. The execution, delivery and performance of the Transaction Documents by such Purchaser, the purchase of the Shares and the consummation by such Purchaser of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of such Purchaser, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of such Purchaser or otherwise) or other understanding to which such Purchaser is a party or by which any property or asset of such Purchaser is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(j)        Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated therein have been obtained and are effective as of the date hereof.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

Article IV	OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions. Each Purchaser acknowledges and understands, severally and not jointly, that (i) the Securities may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(a), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement. Any transfer or purported transfer of the Securities in violation of this Section 4.1 shall be void.

(a)       The Purchasers agree to the imprinting, so long as is required by this Section 4.1(a), of a legend on any of the Securities (and any certificates or instruments representing the Securities) in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in this Section 4.1(a)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering the Underlying Shares (the “Relevant Effective Date”) if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Relevant Effective Date or at such time as such legend is no longer required under this Section 4.1(a), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing the Underlying Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(b)       In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(a), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the 2nd Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c)       Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2       Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3       Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, but only until such Securities may be sold under Rule 144(k), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5       Securities Laws Disclosure; Publicity; Confidentiality. No later than 10:00 p.m. on the second Trading Day following the Closing Date the Company shall cause a Current Report on Form 8-K to be transmitted to the SEC for filing, which Form 8-K shall be reasonably acceptable to each Purchaser, disclose the material terms of the transactions contemplated hereby, and shall attach forms of the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of Angelo Gordon (as defined below), with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make, public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents, provided that such Purchaser gives the Company at least two (2) Trading Days’ notice of its intention to make such public disclosure and provides such intended disclosure to the Company. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

4.6       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing and issuance to the Purchasers pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.7       Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9       Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder (i) to pay amounts outstanding pursuant to the promissory note in the principal amount of $6,750,000, dated December 13, 2006 issued by UniqueScreen Media, Inc. to the Excel Bank Minnesota, of which approximately $6,390,000 principal amount remains outstanding and (ii) in connection with (A) the payment of any existing outstanding indebtedness set forth on Schedule 4.9, (B) the expansion of its digital cinema rollout plans to markets outside of the United States, (C) working capital and (D) other general corporate purposes including, subject to the terms of the Transaction Documents, acquisitions. In addition, within 10 days of the Closing Date, the Company shall establish a segregated, escrow account with a nationally recognized bank and deposit $*** from the proceeds of this offering into an interest bearing account that shall be solely used for the purpose of repaying in full as soon as possible all outstanding amounts under the Indebtedness marked with an asterisk on Schedule 4.9 and simultaneously with the establishment of such account the Company shall deliver to each Holder a certificate signed by its Chief Executive Officer that such account has been established in compliance with the terms of this Note

4.10     Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder or as a result of a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its

_________________________

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement (unless such claim arises primarily from a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

4.11     Indemnification of Purchasers. Subject to the provisions of this Section 4.11, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.12	Reservation of Common Stock.

(a)       As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Underlying Shares pursuant to the Transaction Documents.

(b)       If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to promptly amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time.

(c)       The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market promptly thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.13     Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the Maturity Date (as such term is defined in the Notes), as may be extended for one 60 day period in accordance with the provisions in the Notes providing for an Extended Maturity Date (as such term is defined in the Notes)) to list all of the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.14     Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15	Subsequent Equity Sales.

(a)       From the date hereof until the Effective Date, the Company shall not issue shares of Common Stock; provided, however, that following the Effective Date, the restriction on the issuance of shares of Common Stock set forth in this Section 4.15 shall be reinstated during the period and for the number of Trading Days in which following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b)       Notwithstanding the foregoing, this Section 4.15 shall not apply in respect of an Exempt Issuance.

4.16     Short Sales and Confidentiality After the Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the time such Purchaser and Roth Capital and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.17     Delivery of Securities After Closing. The Company shall deliver, or cause to be delivered, the respective Kicker Shares to be issued to each Purchaser at Closing to each such Purchaser within 3 Trading Days of the Closing Date.

4.18     Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 2.3 of this Agreement.

4.19     No Inconsistent Agreement or Actions. From the date hereof until the first date following the Closing Date on which no Notes are outstanding, the Company and its Subsidiaries shall not enter into any contract, agreement or understanding which limit or restrict in any material respect the Company’s ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under any of the Transaction Documents.

4.20     Compliance with Notes Covenants. From the date hereof until the first date following the Closing Date on which no Notes are outstanding, the Company shall comply with and not violate or breach, and shall cause the Subsidiary Guarantors, as applicable, to comply with and not violate or breach, the covenants and agreements set forth in Section 8 of the form of Note attached as Exhibit A hereto, the provisions of such Section 8 being incorporated herein and made a part hereof.

4.21     Subsidiary Guaranties of New Subsidiaries. Upon the formation or acquisition of any new direct or indirect Domestic Subsidiaries (as defined in the Subsidiary Guaranty) by the Company or any subsidiary of the Company or any Guarantor (as defined in the Subsidiary Guaranty), other than (x) a subsidiary formed or acquired by Christie/AIX, Inc. or any of its subsidiaries, (y) a Person who was acquired as a Domestic Subsidiary of the Company or any of its subsidiaries solely in consideration of the issuance of equity securities, provided that neither the Company nor any Guarantor is liable with respect to any of the Indebtedness of such Person greater than that is otherwise permitted to be incurred pursuant to the Note, or (z) a Person which is subject to one or more contractual or legal restrictions existing prior to the time such Person becomes a Domestic Subsidiary of the Company or any of its subsidiaries which prevents such Person from becoming a Guarantor, which restriction(s) is not created in contemplation of or in connection with such Person becoming a Domestic Subsidiary (provided that such Person shall to the extent it is permitted to do so in light of such restriction(s) grant to the Purchasers a subordinated guaranty or other similar support of the Obligations (as such term is defined in the Subsidiary Guaranty) in a manner which is reasonably satisfactory to all parties), the Company shall, within 30 days (which may be extended by up to additional 10 days by the Majority Holders (as such term is defined in the Subsidiary Guaranty)) after such formation or acquisition, cause such Domestic Subsidiary to duly execute and deliver to each Purchaser a guaranty supplement, in the form attached as Annex I to the Subsidiary Guaranty.

4.22     Subordination of Indebtedness among Subsidiary Guarantors. The Company hereby agrees, and agrees to cause each Subsidiary Guarantor to agree (in accordance with Section 4 of the Subsidiary Guaranty) that any intercompany Indebtedness owed by the Company or any Subsidiary Guarantor to the Company or any Subsidiary Guarantor, as the case may be, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations (as such term is defined in the Subsidiary Guaranty) to the extent set forth in this Section 4.22. From and after the receipt from the Majority Holders of a notice that (i) a Default (as such term is defined in the Notes) has occurred and continuing and (ii) the Majority Holders are exercising their rights under this Section 4.22 (a “Notice of Actionable Default”), until the earliest of (x) the withdrawal of all pending Notices of Actionable

Default, (y) the cure of such Default and (z) the payment in full of the Obligations (as such term is defined in the Subsidiary Guaranty) and the termination of the Subsidiary Guaranty;

(a) the Guarantor Subordinated Debt shall not be paid in whole or in part;

(b) neither the Company nor any Subsidiary Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing;

(c)       the Company and each Subsidiary Guarantor shall pay to the Purchasers any payment of all or any part of the Guarantor Subordinated Debt received by it, and any amount so paid to the Purchasers shall be applied to payment of the Obligations in such order as the Majority Holders may elect;

(d)       each payment on the Guarantor Subordinated Debt received in violation of any of the provisions of this Section 4.22 shall be deemed to have been received by the Company or such Subsidiary Guarantor, as the case may be, as trustee for the Purchasers and shall be paid over to the Purchasers immediately on account of the Obligations, but without otherwise affecting in any manner such Subsidiary Guarantor’s liability herein;

(e)       the Company and each Subsidiary Guarantor agrees to file all claims against any Subsidiary Guarantor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt and the Purchasers shall be entitled to all of the Company’s or such Subsidiary Guarantor’s rights thereunder;

(f)        if for any reason the Company or a Subsidiary Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, the Company or such Subsidiary Guarantor hereby irrevocably appoints the persons selected by the Majority Holders as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in the Company’s or such Subsidiary Guarantor’s name to file such claim or, in the Majority Holders’ discretion, to assign such claim to and cause proof of claim to be filed in the name of each person or its nominee; and

(g)       in all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Purchasers the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, the Company and each Subsidiary Guarantor hereby assigns to the Purchasers all of the Company’s and such Subsidiary Guarantor’s rights to any payments or distributions to which the Company or such Subsidiary Guarantor, as the case may be, otherwise would be entitled and the Company and each Subsidiary Guarantor hereby irrevocably appoints the persons so selected by the Majority Holders as its attorney in fact to exercise all of the Company’s or such Subsidiary Guarantor’s voting rights in respect of any Guarantor Subordinated Debt (other than in its capacity as a debtor or a debtor-in-possession) in connection with any bankruptcy proceeding or any plan for the reorganization of the Company or any Subsidiary Guarantor. The Company agrees to cause each Subsidiary Guarantor that is an obligor on any Guarantor Subordinated Debt to consent to the provisions of this Section 4.22 and agree to be bound by them.

4.23     Permitted Restructuring. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each Subsidiary Guarantor shall be entitled to be liquidated, dissolved or wound up or to be merged with or otherwise transfer any of its assets and liabilities to the Company or one or more Subsidiaries of the Company, so long as the Subsidiary Guarantor (x) gives the Purchasers at least 20 days’ prior written notice of such transaction and (y) delivers to the Purchasers all such documents and takes all such other actions as are reasonably requested by the Majority Holders in order to ensure that the Company or one or more of its Subsidiaries assumes all obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

4.24     Subordination of Notes. The Company will use its reasonable efforts to cause each of David Gajda and Robert Jackovich to enter into an agreement with the Company within 10 days following the Closing Date, pursuant to which each of David Gajda and Robert Jackovich will agree to subordinate, upon an Event of Default (as defined in the Notes), (i) his right to payment under those certain Secured Promissory Notes, dated May 16, 2007 and November 14, 2003, made by the Company in favor of David Gajda and Robert Jackovich, respectively and (ii) his rights under that certain Pledge and Security Agreement, dated as of November 14, 2003, by and among the Company, David Gajda and Robert Jackovich, in each case to the rights of the holders of the Notes.

Article V	MISCELLANEOUS

5.1       Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before August 31, 2007; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2       Fees and Expenses. At the Closing, the Company has agreed to reimburse Angelo Gordon & Co., L.P. (“Angelo Gordon”) the non-accountable sum of $75,000 for its actual, reasonable, out-of-pocket legal fees and expenses. At the Closing, the Company has also agreed to reimburse Aristeia Capital, L.L.C. the non-accountable sum of $37,500, in the aggregate, for its actual, reasonable, out-of-pocket legal fees and expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5       Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser who holds Registrable Securities or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”. Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchasers shall be entitled to pledge the Securities in connection with a bona fide margin agreement in accordance with Section 4.1(a) hereof.

5.8       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10     Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Notes and the Underlying Shares as applicable for the applicable statute of limitations. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13     Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16     Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other

Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Roth Capital. Paul, Weiss, Rifkind, Wharton & Garrison LLP does not represent all of the Purchasers but only Angelo Gordon. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18     Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19     Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCESS INTEGRATED TECHNOLOGIES, INC.	Address for Notice:

55 Madison Ave., Suite 300

Morristown, N.J. 07960

By:	/s/ A. Dale Mayo

Name: A. Dale Mayo

Title: CEO

With a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Attention: Jonathan Cooperman

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Aristeia Special Investments Master L.P.

Signature of Authorized Signatory of Purchaser: /s/ Chong Park

Name of Authorized Signatory: Chong Park

Title of Authorized Signatory:	Portfolio Manager, Direct Investments, Aristeia Capital,L.L.C.,

Its Investment Manager

Email Address of Purchaser: park@aristeiacapital.com

Address for Notice of Purchaser:	136 Madison Avenue
3rd Floor
NY, NY 10016

Address for Delivery of Securities for Purchaser (if not same as above):

Same

Subscription Amount: $2,988,000 or 2,988 Notes

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Aristeia International Limited

Signature of Authorized Signatory of Purchaser: /s/ Chong Park

Name of Authorized Signatory: Chong Park

Title of Authorized Signatory:	Portfolio Manager, Direct Investments, Aristeia Capital,L.L.C.,

Its Investment Manager

Email Address of Purchaser:	park@aristeiacapital.com
Address for Notice of Purchaser:	136 Madison Avenue
3rd Floor
NY, NY 10016

Address for Delivery of Securities for Purchaser (if not same as above):

Same

Subscription Amount: $8,461,000 or 8,461 Notes

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Aristeia Partners, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Chong Park

Name of Authorized Signatory: Chong Park

Title of Authorized Signatory: Portfolio Manager, Director Investments, Aristeia Capital,L.L.C.,

Its Investment Manager

Email Address of Purchaser:	park@aristeiacapital.com
Address for Notice of Purchaser:	136 Madison Avenue
3rd Floor
NY, NY 10016

Address for Delivery of Securities for Purchaser (if not same as above):

Same

Subscription Amount: $1,051,000 or 1,051 Notes

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Silver Oak Capital, L.L.C.

Signature of Authorized Signatory of Purchaser: /s/ John M. Angelo

Name of Authorized Signatory: John M. Angelo

Title of Authorized Signatory: Managing Member

Email Address of Purchaser: gwolfe@angelogordon.com

Address for Notice of Purchaser:	245 Park Avenue – 26th Floor
New York, NY 10167

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $17,000,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALEXANDRA GLOBAL MASTER FUND LTD.

BY: ALEXANDRA INVESTMENT MANAGEMENT, LLC,

As Investment Advisor

By: /s/ Mikhail Filimonov
Mikhail Filimonov
Chairman and Chief Executive
Officer

Address for Notice of Holder:

Alexandra Global Master Fund, Ltd.

c/o Alexandra Investment Management, LLC

767 Third Avenue

39th Floor

New York, New York 10017

Attention: Chief Legal Officer

Phone: (212) 301-1800

Facsimile: (212) 301-1801

Email: mark.polemeni@alexandra.net

Address for Delivery of Securities for Purchaser (if not same as above)

Pusch & Gal

31 West 31st Street

10th Floor

New York, New York 10001

Attention: Dov Gal, Esq.

Subscription Amount: $4,500,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Lagunitas Partners LP

Signature of Authorized Signatory of Purchaser: /s/ J. Patterson McBaine

Name of Authorized Signatory: Gruber & McBaine Capital Management

Title of Authorized Signatory:

Email Address of Purchaser: chris@gmcm.com

Address for Notice of Purchaser:
Gruber & McBaine Capital Management
50 Osgood Place, Penthouse
San Francisco CA 94133

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $1,750,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Gruber & McBaine International

Signature of Authorized Signatory of Purchaser: /s/ J. Patterson McBaine

Name of Authorized Signatory: J. Patterson McBaine

Title of Authorized Signatory:

Email Address of Purchaser: chris@gmcm.com

Address for Notice of Purchaser:
Gruber & McBaine Capital Management
50 Osgood Place, Penthouse
San Francisco CA 94133

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $500,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Jon D & Linda W Gruber Trust

Signature of Authorized Signatory of Purchaser: /s/ Jon D. Gruber

Name of Authorized Signatory: Jon D. Gruber

Title of Authorized Signatory: Trustee

Email Address of Purchaser: chris@gmcm.com

Address for Notice of Purchaser:
Gruber & McBaine Capital Management
50 Osgood Place, Penthouse
San Francisco CA 94133

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $375,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: J Patterson McBaine

Signature of Authorized Signatory of Purchaser: /s/ J Patterson McBaine

Name of Authorized Signatory: J Patterson McBaine

Title of Authorized Signatory:

Email Address of Purchaser: chris@gmcm.com

Address for Notice of Purchaser:
Gruber & McBaine Capital Management
50 Osgood Place, Penthouse
San Francisco CA 94133

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $375,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Enable Growth Partners LP

Signature of Authorized Signatory of Purchaser: /s/ Brendan O’Neil

Name of Authorized Signatory: Brendan O’Neil

Title of Authorized Signatory: Prinicpal and Portfolio Manager

Email Address of Purchaser: boneil@enablecapital.com

Address for Notice of Purchaser:	One Ferry Building, Suite 255, San Francisco, CA 94111

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $2,000,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Enable Opportunity Partners LP

Signature of Authorized Signatory of Purchaser: /s/ Brendan O’Neil

Name of Authorized Signatory: Brendan O’Neil

Title of Authorized Signatory: Prinicpal and Portfolio Manager

Email Address of Purchaser: boneil@enablecapital.com

Address for Notice of Purchaser:	One Ferry Building, Suite 255, San Francisco, CA 94111

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $2,000,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[PURCHASER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Pierce Diversified Strategy Master Fund LLC, Ena

Signature of Authorized Signatory of Purchaser: /s/ Brendan O’Neil

Name of Authorized Signatory: Brendan O’Neil

Title of Authorized Signatory: Prinicpal and Portfolio Manager

Email Address of Purchaser: boneil@enablecapital.com

Address for Notice of Purchaser:	One Ferry Building, Suite 255, San Francisco, CA 94111

Address for Delivery of Securities for Purchaser (if not same as above)

Subscription Amount: $100,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

EXHIBIT A

FORM OF NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

10.0% SENIOR NOTE

August [__], 2007	$[____________]

FOR VALUE RECEIVED, ACCESS INTEGRATED TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [__________________] or registered assigns (the “Holder”) the principal amount of [___________________] United States Dollars ($[____________]) (the “Original Principal Amount”) when due, whether upon maturity, acceleration, redemption or otherwise, to pay interest (“Interest”) on the unpaid principal balance hereof on each Interest Payment Date (as defined in Section 3) and upon maturity, or earlier upon acceleration or redemption pursuant to the terms hereof, at the Interest Rate (as defined in Section 3) in United States Dollars (or in Interest Shares pursuant to Section 6) and to issue Kicker Shares (as defined in Section 7(a)) on the Original Principal Amount on each Kicker Share Issuance Date, or earlier upon acceleration or redemption pursuant to the terms hereof. Interest on this 10.0% Senior Note (this “Note”) payable on each Interest Payment Date and upon maturity, or earlier upon acceleration or redemption pursuant to the terms hereof, shall accrue from the Issuance Date (as defined in Section 3) and shall be computed on the basis of a 360-day year of twelve (12) 30-day months.

1.         Securities Purchase Agreement; Other Notes. This Note is issued pursuant to the Securities Purchase Agreement, dated as of August 24, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”). This Note and all Other Notes (as defined in Section 3) issued by the Company pursuant to the Securities Purchase Agreement and all notes issued in exchange therefor or replacement thereof are collectively referred to in this Note as the “Notes”.

2.	Payments.

(a)       All payments of principal of, and interest on, this Note (except to the extent such interest is payable through the issuance of Shares (as defined in Section 3), in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Trading Day (as defined in Section 3), the same shall instead be due on the next succeeding day that is a Trading Day. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement.

(b)       Prepayment. From the Issuance Date until the first anniversary of the Issuance Date, the Company may not prepay all or any portion of the Principal due under this Note. On or after the first anniversary of the Issuance Date, except as set forth in this Section 2(b), the Company may, at any time and from time to time (each, a “Prepayment Date”), upon twenty (20) Trading Days prior written notice to Holder, prepay all or any portion of the Principal and interest (if any) due under this Note at a price equal to the sum of (i) cash in an amount equal to (x) 102% of such Principal if the Prepayment Date occurs on or after the first anniversary of the Issuance Date but prior to the second anniversary of the Issuance Date, or (y) 101% of such Principal if the Prepayment Date occurs on or after the second anniversary of the Issuance Date (excluding, in each case, the Interest Amount with respect to such Principal) plus (ii) cash in an amount equal to the Interest Amount with respect to such Principal through and including the Prepayment Date plus (iii) the number of Kicker Shares that would have been issued through the Maturity Date (or if the Maturity Date has been extended pursuant to Section 4, the applicable Extended Maturity Date) determined in accordance with Section 7, utilizing a value for the Common Stock determined based on the VWAP for the thirty (30) Trading Day Period ended on the applicable Prepayment Date for determining the number of Kicker Shares to be issued in accordance with Section 7(b) of this Note (the “Prepayment VWAP”), plus (iv) if the Prepayment VWAP is less than Six Dollars ($6.00), cash in an amount equal to the difference between (x) the amount that would have been payable pursuant to clause (iii) if the Prepayment VWAP had been such lesser amount minus (y) the amount actually received pursuant to clause (iii). For the avoidance of doubt, if the Prepayment VWAP exceeds $10.00, the number of Kicker Shares shall be determined in accordance with Section 7(b)(iii). Any partial prepayments shall be applied to installments of Principal in inverse order of their maturity.

3.	Certain Defined Terms.

(a)       For purposes of this Note, the following terms shall have the following meanings:

“Acquisition Indebtedness” means any Indebtedness of the Company, its Subsidiaries or of Persons that become Subsidiaries of the Company or any of its Subsidiaries

2

solely to the extent (i) such Indebtedness existed prior to the acquisition of such Persons and was not incurred in contemplation of such acquisition or was incurred by the Company or any Subsidiary as part of the purchase price in connection with the acquisition of such Person and (ii) the aggregate amount outstanding at any time of such Indebtedness does not exceed $5,000,000 in the aggregate; provided that the amount set forth in clause (ii) may exceed $5,000,000 if the maturity of such Indebtedness is later than the ninety-first (91st) day following the Maturity Date or any Extended Maturity Date, if the Maturity Date is extended pursuant to Section 4 hereof.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act; provided, that for purposes of this Note no Holder hereof shall be deemed an Affiliate of the Company solely by virtue of holding this Note or with respect to the holding of Interest Shares or Kicker Shares.

“Allocation Percentage” means, with respect to each holder of Notes as of the date of any determination, a fraction of which the numerator is the aggregate principal amount of the Notes Outstanding held by such holder on such date, and the denominator of which is the aggregate principal amount of all of the Notes Outstanding on such date.

“Approved Stock Plan” means any employee benefit plan existing on the Issuance Date or that has been approved by the board of directors and stockholders of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) to any Person or group of related Persons (as defined in Section 13(d) of the Exchange Act), (ii) the approval by the holders of the Company’s capital stock of any plan or proposal to effect the liquidation, dissolution or winding up of the Company, (iii) any Person or group of related Persons (other than the stockholders of the Company as of the date hereof or their Affiliates) shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Shares representing more than 50% of the aggregate voting power of all classes of the voting securities of the Company, (iv) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving Person or Persons entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such Person or Persons, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) or (v) as a direct result of any proxy contest or solicitation

3

opposed by the Company, individuals who, at the commencement of that proxy contest or solicitation (the “Incumbent Directors”) cease to constitute at least a majority of the Company’s board of directors at the conclusion thereof, provided that any person becoming a director in connection with that proxy contest or solicitation whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall be an Incumbent Director; and provided further that any entity becoming a successor entity to the Company as a result of any transaction described in this definition of “Change of Control” shall agree to assume this Note and the Company’s obligations hereunder.

“Class B Common Stock” means (A) the Company’s Class B Common Stock, $0.001 par value per share, and (B) any capital stock resulting from a reclassification of such common stock.

“Common Stock” means (A) the Company’s Class A Common Stock, $0.001 par value per share, and (B) any capital stock resulting from a reclassification of such common stock.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Notes), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary charges or losses determined in accordance with GAAP, and (f) any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its Subsidiaries for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (f) above), all as determined on a consolidated basis.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually

4

received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted, by law, contract or otherwise.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Shares.

“Debt Condition” means as of any date of determination, the aggregate amount of Acquisition Indebtedness due and payable within ninety-one (91) days of such date of determination shall not exceed $5,000,000 in the aggregate.

“Default” means any event or circumstance that is, or with the giving of notice or lapse of time or both, would be an Event of Default.

“Dollars” or “$” means United States Dollars.

“Equity Conditions” means, as of any date of determination, (i) on each day during the VWAP Measurement Period, the Common Stock shall be quoted on its Principal Market and the Common Stock shall not have been suspended from trading on such market, (ii) the average daily trading volume (as reported by Bloomberg Financial L.P.) during the VWAP Measurement Period shall not have been less than 50,000 shares (as adjusted for any stock splits, stock dividends or similar events occurring after the Issuance Date) per Trading Day, (iii) the Registrable Securities shall be, upon such issuance, eligible for immediate resale pursuant to an effective Registration Statement, and (iv) no Default or Event of Default shall have occurred and be continuing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Excluded Taxes” means, with respect to the Holder, or any other recipient of payment to be made by or on account of any obligations of the Company or any of its Subsidiaries under the Notes of this Note, (A) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any other jurisdiction under the laws of which such recipient is organized, its principal offices are located, it is resident for tax purposes or to which it has a connection giving rise to such taxes other than by reason of the

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transactions contemplated by the Notes, the Securities Purchase Agreement or any other Transaction Document, including the holding of the Notes, and enforcing its rights thereunder, (B) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Holder or recipient is treated as doing business, (C) any Taxes imposed by reason of such Holder or recipient failing to provide forms or certifications it is legally able to provide that would reduce or eliminate such Taxes and that are reasonably requested by the Company and (D) any withholding taxes payable on behalf of a holder at the time it becomes a holder, except to the extent that such holder’s transferor, if any, was entitled, at the time of the transfer to obtain additional amounts from the Company in respect of such Taxes pursuant to Section 21 herein.

“Exempted Issuances” means (A) Shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan, (B) Shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the Issuance Date and set forth in Schedule 3.1(g) to the Securities Purchase Agreement, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified, except in accordance with its terms, and the number of Shares issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise), except in accordance with its terms, on or after the date of the Securities Purchase Agreement and (C) Shares issued or deemed to have been issued by the Company upon conversion of Class B Common Stock.

“GAAP” means United States generally accepted accounting principles.

“Guarantors” means those certain Subsidiaries of the Company party to the Subsidiary Guaranty.

“Governmental Authority” means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (i) entered into or incurred in the ordinary course of such Person’s business, (ii) on terms that require full payment within ninety (90) days and (iii) not unpaid in excess of ninety (90) days beyond the date of such invoice is due to be paid or are being contested in good faith and as to which such reserve as is required by GAAP has been made), (C) all reimbursement or payment obligations with respect to commercial letters of credit, banker’s acceptances, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either

6

case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Amount” means, with respect to any Principal, all accrued and unpaid Interest (including any Default Interest as defined in Section 6(a)) on such Principal through and including such date of determination.

“Interest Payment Date” means (i) September 30, December 31, March 31 and June 30 of each year (or if such date is not a Trading Day, the immediately preceding Trading Day), beginning with September 30, 2007, (ii) the Maturity Date or Extended Maturity Date and (iii) each other date on which any Principal of this Note is paid in accordance with the terms of this Note.

“Interest Rate” means a per annum interest rate equal to 10.0%.

“Issuance Date” means August [__], 2007.

“Kicker Share Issuance Date” means (i) the date hereof and (ii) September 30, December 31, March 31 and June 30 of each year (or if such date is not a Trading Day, the immediately preceding Trading Day), beginning with December 31, 2008, (iii) the Maturity Date or either Extended Maturity Date and (iv) each other date on which any Principal of this Note is paid in accordance with the terms of this Note.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and Subsidiaries taken as a whole or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

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“Maturity Date” means August [__], 2010, which Maturity Date may be extended in accordance with Section 4.

“Options” means any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, self tender offer for all or substantially all Shares, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

“Other Notes” means all of the 10.0% senior notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and all notes issued in exchange therefor or replacement thereof.

“Outstanding” when used with reference to the Notes, means, as of any date of determination, any Note, or portion thereof (i) which is held by any Person other than the Company or its Affiliates and (ii) for which all Principal and other amounts due thereunder have not been repaid in full by the Company.

“Permitted Lien” means (i) Liens existing on the date of the Securities Purchase Agreement not otherwise described in this definition, (ii) Liens for taxes, assessments or governmental charges not at the time due or delinquent or the validity of which is being contested in good faith, (iii) statutory liens of landlords and Liens arising by operation of law in the ordinary course of business in favor of carriers and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained, (iv) Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment compensation, unemployment insurance and other types of social security (excluding Liens arising under ERISA) which are not yet due or delinquent or the validity of which is being contested in good faith, (v) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $500,000 in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed, (vi) easements, rights of way, restrictions and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not impairing or interfering in any material respect with the operation of the business of the Company or any Subsidiary and (vii) Liens with respect to Capital Lease Obligations or capital lease transactions or sale-leaseback transactions solely securing tangible personal property material to the business that has been purchased through the incurrence of Indebtedness, in an amount not to exceed $5,000,000 at any one time outstanding.

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“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” means (A) the Company’s preferred stock, no par value, and (B) any capital stock resulting from a reclassification of such preferred stock.

“Principal” means the outstanding principal amount of this Note as of any date of determination.

“Principal Market” means, with respect to the Common Stock, the Nasdaq Global Market (“NASDAQ”), and with respect to any other security, the principal securities exchange or trading market for such other security.

“Registrable Securities” for purposes of this Note means any Shares issued or issuable in accordance with Sections 4, 6 and 7 and any shares of capital stock issued or issuable with respect to such Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 24, 2007, among the Company and the initial holders of the Notes relating to the filing of registration statements covering, among other things, the resale of the Registrable Securities, as such agreement may be amended from time to time as provided in such agreement.

“Registration Statement” means a registration statement or registration statements filed under the Securities Act pursuant to the Registration Rights Agreement covering the resale of the Registrable Securities.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Shares” means the shares of Common Stock.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns fifty percent (50%) or more of the outstanding capital stock, equity or similar interests or voting power of such entity as of the date of the execution of the Securities Purchase Agreement or at any time thereafter.

“Subsidiary Guaranty” means that certain Subsidiary Guaranty made by the Guarantors pursuant to which the Guarantors have guaranteed for the benefit of the holders of the Notes, the obligations of the Company under this Note and the other Transaction

9

Documents as the same may be amended, supplemented or otherwise modified from time to time.

“Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

“Trading Day” means any day on which the Common Stock is traded on its Principal Market; provided that “Trading Day” shall not include any day on which the Principal Market is open for trading for less than 4.5 hours.

“Transaction Documents” means this Note, the Other Notes, the Securities Purchase Agreement, the Registration Rights Agreement and the Subsidiary Guaranty (as defined in the Securities Purchase Agreement), and each of the other agreements to which the Company is a party or by which it is bound and which is entered into by the parties to the Securities Purchase Agreement in connection with the transactions contemplated thereby.

“VWAP” means, for any date, the price determined by the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on its Principal Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); provided, that such price shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction occurring after the Issuance Date.

“VWAP Measurement Period” means the period beginning thirty (30) Trading Days prior to the Maturity Date, any Extended Maturity Date, Interest Payment Date or such other date of determination, as the case may be, and ending on and including such date of determination.

(b)       Terms Defined Elsewhere in this Note. The following terms are defined elsewhere in this Note as follows:

“Acceleration Amount”	Section 9(b)
“Additional Interest”	Section 7(a)
“Bankruptcy Law”	Section 9(a)
“Company”	Preamble
“Company Process Agent”	Section 24
“Conversion Notice”	Section 6(d)
“Custodian”	Section 9(a)
“Default Interest”	Section 6(a)
“Event of Default”	Section 9(a)
“Extension Conditions”	Section 4

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“Holder”	Preamble
“Interest”	Preamble
“Interest Conversion”	Section 6(a)
“Interest Conversion Amount”	Section 6(a)
“Interest Conversion Notice”	Section 6(b)
“Interest Shares”	Section 6(a)
“Investments”	Section 8(d)
“Kicker Shares”	Section 7(a)
“Moody’s”	Section 8(d)
“Notice of Change of Control”	Section 5(c)(i)
“Notice of Redemption Upon Change of Control”	Section 5(c)(i)
“Notice of Redemption at Option of Holder”	Section 5(d)
“Notice of Triggering Event”	Section 5(d)
“Notes”	Section 1
“Original Principal Amount”	Preamble
“Permitted Investments”	Section 8(d)
“Prepayment Date”	Section 2(b)
“Redemption Price”	Section 5(a)
“Redemption Price Conversion Amount”	Section 5(c)(ii)
“Redemption Price Conversion Notice”	Section 5(c)(ii)
“Redemption Shares”	Section 5(c)(ii)
“Registrar”	Section 17
“S&P”	Section 8(d)
“Securities Purchase Agreement”	Section 1
“Tax Refund”	Section 21(a)
“Triggering Event”	Section 5(b)
“Triggering Event VWAP”	Section 5(a)
“Void Acceleration Notice”	Section 9(c)
“Void Optional Redemption Notice”	Section 5(f)

4.         Extended Maturity Date. Provided that, (i) each of the Equity Conditions and the Debt Condition is satisfied, (ii) the Consolidated EBITDA in respect of the twelve (12) month period immediately preceding the applicable date of determination is not less than $30,000,000 and (iii) the Company shall have either (A) paid to each Holder its pro rata portion of an extension fee in an aggregate amount equal to $225,000 or, at the Company’s sole election, (B) issued to each Holder for no additional consideration its pro rata portion of an extension fee in an aggregate amount equal to 25,000 Shares that shall constitute Registrable Securities (the “Extension Conditions”), the Company shall have the right to extend the Maturity Date for one six (6) month period (as applicable, the “Extended Maturity Date”) by providing Holders with written notice thereof, via facsimile or overnight courier, of such election at least thirty (30) days prior to the Maturity Date. If the Company shall extend the Maturity Date in accordance with this Section 4, the Company shall pay interest in accordance with Sections 6 and 7 during such period.

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5.	Redemption at Option of the Holder.

(a)       Redemption Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined in Section 5(b)), the Holder shall have the right, at the Holder’s option, to require the Company to redeem all or a portion of the Principal at a price (the “Redemption Price”) equal to the sum of (i) cash in an amount equal to 100% of such Principal plus (ii) cash in an amount equal to the Interest Amount with respect to such Principal plus (iii) the issuance of a number of Kicker Shares that would have been issued through the Maturity Date (or if the Maturity Date has been extended pursuant to Section 4, the applicable Extended Maturity Date) determined in accordance with Section 7 utilizing a value for the Common Stock determined based on the VWAP for the thirty (30) Trading Day period ended on the Triggering Event for determining the number of Kicker Shares to be issued in accordance with Section 7(b) of this Note (the “Triggering Event VWAP”), plus (iv) if the Triggering Event VWAP is less than Six Dollars ($6.00), cash in an amount equal to the difference between (x) the amount that would have been payable pursuant to clause (iii) if the Triggering Event VWAP had been such lesser amount minus (y) the amount actually received pursuant to clause (iii). For the avoidance of doubt, if the Triggering Event VWAP exceeds $10.00, the number of Kicker shares to be issued pursuant to clause (iii) above shall be determined in accordance with Section 7(b)(iii).

(b)       Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)        Upon the Holder’s receipt of a Notice of Change of Control (as defined below);

(ii)       the failure of any Registration Statement (as defined in the Registration Rights Agreement), including any post-effective amendment, required to be filed pursuant to Section 3(a) or Section 3(b) of the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(iii)      while a Registration Statement filed pursuant to Section 3(a) and 3(b) and 4 of the Registration Rights Agreement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such Registration Statement lapses for any reason (including the issuance of a stop order) or is unavailable to the Holder for sale of Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days or for more than an aggregate of forty-five (45) Trading Days in any 365-day period (other than days during the period from the filing of a post-effective amendment as required pursuant to the Registration Rights Agreement until the effectiveness of such post-effective amendment or an Allowable Grace Period (as defined in the Registration Rights Agreement));

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(iv)      except as provided in clause (v) below, the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Note, the other Transaction Documents or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect and except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least thirty (30) days;

(v)	any other Event of Default occurs and is continuing; or

(vi)      the Company’s Class A Common Stock is delisted from or otherwise no longer listed on its Principal Market.

(c)       Mechanics of Redemption Upon Notice of Change of Control and Payment Upon a Change of Control.

(i)        No sooner than thirty (30) nor later than fifteen (15) Trading Days prior to the consummation of a Change of Control, but in any event not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a “Notice of Change of Control”) to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least twenty (20) days prior to a Change of Control, at any time on or after the date which is twenty (20) days prior to a Change of Control) and ending on the date that is five (5) Trading Days prior to the consummation of such Change of Control, the Holder may require the Company to redeem all or a portion of the Principal by delivering written notice thereof via facsimile and overnight courier (a “Notice of Redemption Upon Change of Control”) to the Company, which Notice of Redemption Upon Change of Control shall indicate (I) the Principal that the Holder is submitting for redemption and (II) the applicable Redemption Price, as calculated pursuant to Section 5(a).

(ii)       Subject to the next succeeding sentence, the Redemption Price payable upon the occurrence of a Change of Control shall be paid in cash at the time specified in Section 5(c)(iv) below. Provided that each of the Equity Conditions is satisfied (or at the Holder’s option if not satisfied) on the date that is five (5) Trading Days prior the consummation of the Change of Control, the Company shall pay the Kicker Share portion of the Redemption Price determined pursuant to clause (iii) of the definition of Redemption Price above only (the “Redemption Price Conversion Amount”) in Shares (“Redemption Shares”) by delivering to the Holder written notice thereof (a “Redemption Price Conversion Notice”) at least two (2) Trading Days prior to the consummation of such Change of Control and the Company shall pay the entire amount of the Redemption Price determined pursuant to clauses (i), (ii) and (iv) of the definition of Redemption Price above in cash at the time specified in Section 5(c)(iv) below. The Redemption Price Conversion Notice shall indicate (A) the Redemption Price Conversion Amount (such Redemption Price Conversion Amount with respect to each such Holder is referred to as its “Pro Rata Redemption Price Conversion Amount”), (B) each Holder’s Pro Rata Redemption Price Conversion Amount and (C) the Allocation Percentage of each Holder as of the date of the Redemption Price Conversion Notice.

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(iii)      Conversion of Redemption Price Conversion Amount. The Redemption Price Conversion Amount, calculated in accordance with Section 5(c)(ii) shall be converted into Shares on the following terms and conditions:

(A)      Conversion Rate. The number of Redemption Shares issuable upon a conversion of the Redemption Price Conversion Amount pursuant to this Section 5(c) shall be determined by dividing (x) the Redemption Price Conversion Amount by (y) the product of (I) Ninety Three Percent (93%) multiplied by (II) the VWAP for the thirty (30) Trading Day period ending on the Trading Day immediately prior to the date of the Redemption Price Conversion Notice; and

(B)      No Fractional Shares. The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share down to the nearest whole share and promptly pay the remaining amount in cash.

(iv)      The Company shall pay and/or deliver the Redemption Price (including the portion payable in Shares in accordance with this Section 5(c)) simultaneously with the consummation of the Change of Control; provided that, if required by Section 5(g), this Note shall have been so delivered to the Company. The Company shall not enter into any binding agreement or other arrangement with respect to a Change of Control unless the Company provides that the payments provided for in this Section 5(c) shall have priority to payments to stockholders in connection with such Change of Control and the Company complies with such provision.

(v)       The Company covenants and agrees that it will not be party to any Change of Control unless the successor entity (if other than the Company) assumes all of the Company’s obligations under the Transaction Documents as if such successor was the Company under such documents..

(d)       Mechanics of Other Redemptions at Option of Holder. Within one (1) Trading Day after the occurrence of a Triggering Event (other than upon the Holder’s receipt of a Notice of Change of Control), the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to the Holder and each holder of the Other Notes. At any time after the earlier of the Holder’s receipt of a Notice of Triggering Event and the Holder’s becoming aware of a Triggering Event in the case of a redemption pursuant to Section 5(a), the Holder may require the Company to redeem up to all of the Principal by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Holder”) to the Company, which Notice of Redemption at Option of Holder shall indicate (i) the Principal that the Holder is submitting for redemption, (ii) the applicable Redemption Price as determined and calculated pursuant to Section 5(a) above and (iii) the nature of the Triggering Event to the extent the Holder did not receive a Notice of Triggering Event; provided that a Notice of Redemption at Option of Holder with respect to a redemption pursuant to Section 5(a) may only be sent during the period beginning on and including the date of the Triggering Event and ending on and including the date which is the later of (I) twenty (20) Trading Days after the date on which the Holder receives a Notice of Triggering Event from the Company with respect to such Triggering Event and (II) five (5) Trading Days after the date on

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which such Triggering Event is cured and the Holder receives written notice from the Company confirming such Triggering Event has been cured.

(e)       Payment of Redemption Price other than in Connection with a Change of Control. Upon the Company’s receipt of a Notice(s) of Redemption at Option of the Holder from any holder of the Other Notes, the Company shall promptly notify the Holder by facsimile of the Company’s receipt of such notice(s). Each holder that has sent such a notice shall, if required pursuant to Section 5(g), promptly submit to the Company such holder’s Note that such holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price in cash to the Holder within five (5) Trading Days after the Company’s receipt of a Notice of Redemption at Option of Holder, provided that the Holder’s Note shall have been so delivered to the Company. If the Company is unable to redeem all of the Notes submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of the Notes based on the principal amount of the Notes submitted for redemption by such holder relative to the aggregate principal amount of the Notes submitted for redemption by all holders of the Notes and (ii) in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and any other Transaction Document, pay to the Holder interest at a rate equal to the lesser of 1.0% per month (prorated for partial months) or the highest lawful interest rate in respect of the unpaid Redemption Price until paid in full or until delivery of a Void Optional Redemption Notice (as defined in Section 5(f)).

(f)        Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 5(e), at any time thereafter and until the Company pays such Redemption Price in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly credit to the Holder the Principal that was submitted for redemption by the Holder under this Section 5 and for which the Redemption Price (together with any interest thereon) has not been paid (or return any or all of the Note or any portion thereof representing such Principal) by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Holder shall be null and void with respect to the Principal subject to the Void Optional Redemption Notice and (ii) the Company shall promptly return or credit to the Holder any Principal or Note, as applicable, subject to the Void Optional Redemption Notice.

(g)       Book-Entry. Notwithstanding anything to the contrary set forth herein, upon redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being redeemed. The Holder and the Company shall each maintain records showing the Principal redeemed and the dates of such redemptions or shall use such other method, reasonably satisfactory to the other, so as not to require physical surrender of this Note upon each such redemption. In the event of any dispute or discrepancy, such records of the Company establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error. Notwithstanding the foregoing, if this Note is redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by

15

acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following prepayment or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(h)       Disputes; Miscellaneous. In the event of a bona fide dispute as to the determination of the arithmetic calculation of the Redemption Price, the Company shall transmit an explanation of the disputed arithmetic calculations to the Holder via facsimile within two (2) Trading Days of receipt of Notice of Redemption Upon Change of Control or Notice of Triggering Event or other date of determination, as the case may be. If the Holder and the Company are unable to agree upon the arithmetic calculation of the Redemption Price within one (1) Trading Day of such disputed arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Trading Days) submit via facsimile the disputed arithmetic calculation of the Redemption Price to the Company’s independent, outside accountants. The Company shall direct the accountants to perform the calculations and notify the Company and the Holder of the results no later than two (2) Trading Days from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent demonstrable error. The costs and expenses of the accountant engaged pursuant to this Section 5(h) shall be borne equally by the Company and the Holder. In the event of a redemption pursuant to this Section 5 of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder a replacement note representing the remaining Principal that has not been redeemed, if required pursuant to Section 5(g).

6.	Interest.

(a)       Interest shall be payable on each Interest Payment Date, including the Maturity Date and any Extended Maturity Date, if applicable, to the record holder of this Note on such Interest Payment Date, in cash or, at the Company’s option, provided that each of the Equity Conditions is satisfied, by converting such Interest Amount (the “Interest Conversion Amount”) to Shares (“Interest Shares”) by giving the record holder an Interest Conversion Notice (as defined below) in accordance with, and subject to the conditions and requirements of, this Section 6 (an “Interest Conversion”). If the Company does not elect an Interest Conversion with respect to such Interest, such Interest shall be paid in cash. Any accrued and unpaid Interest which is not paid within five (5) Trading Days of such accrued and unpaid Interest’s Interest Payment Date shall bear interest at a rate equal to the lesser of 1.0% per month (prorated for partial months) or the highest lawful rate per annum from such Interest Payment Date until the same is paid in full (the “Default Interest”). The Company shall pay any and all Taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Interest Shares.

(b)       Exercise of Interest Conversion. The Company may exercise its right to elect an Interest Conversion by delivering to the Holder written notice thereof (an “Interest Conversion Notice”) at least five (5) Trading Days prior to the applicable Interest Payment Date. If the Company elects an Interest Conversion, then it must simultaneously take the same action with respect to all of the Other Notes. An Interest Conversion shall be irrevocable by the Company. The Interest Conversion Notice shall indicate the Allocation Percentage of each Holder as of the Interest Conversion Notice Date. The date on which the Holder receives an Interest Conversion Notice is referred to as the “Interest Conversion Notice

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Date.” Subject to the aforementioned conditions, failure to timely provide such Interest Conversion Notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash.

(c)       Conversion of Interest Conversion Amount. The Interest Conversion Amount, calculated in accordance with Section 6(b), shall be converted into Shares on the following terms and conditions:

(i)        Conversion Rate. The number of Interest Shares issuable upon a conversion of any portion of the Interest Conversion Amount pursuant to this Section 6 shall be determined by dividing (x) the Interest Conversion Amount by (y) the product of (A) Ninety Five Percent (95%) multiplied by (B) the VWAP for the thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date; and

(ii)       No Fractional Shares. The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share down to the nearest whole share and promptly pay any remaining amount in cash.

(d)       Mechanics of Interest Conversion. Interest Conversion shall be conducted in the following manner: If the Company has exercised its right to an Interest Conversion in accordance with Section 6(a) and the Equity Conditions are satisfied (or waived in writing by the Holder), to convert an Interest Amount into Shares on any date, the Company shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. New York City time on such date, a copy of the conversion notice (the “Conversion Notice”) to the Holders. The Company shall convert the Interest Conversion Amount on the Interest Payment Date; provided, however, that if the Equity Conditions are not satisfied on the Interest Payout Date, then the Interest Conversion shall be null and void and the Company shall pay such amount in cash in accordance with Section 6(a). Notwithstanding anything contained herein to the contrary, no notice delivered by the Company to any Holder regarding an Equity Condition shall contain any material non-public information.

(e)       Record Holder. The Person or Persons entitled to receive the Interest Shares shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date.

7.	Additional Interest.

(a)       In addition to the interest payable pursuant to Section 6 above, additional interest (“Additional Interest”) shall be payable on each Kicker Share Issuance Date, , (x) on the date hereof in accordance with Section 7(c) below for the period ended on September 30, 2008 and (y) in arrears on each Kicker Share Issuance Date (including the Maturity Date and, if the Maturity Date is extended pursuant to Section 4 hereof, the Extended Maturity Date, if applicable), other than the date hereof, commencing December 31, 2008, to the record holder of this Note no later than the fifth (5th) Trading Day following the applicable Interest Payment Date, in Shares (the “Kicker Shares”), which, upon issuance, shall be eligible for resale pursuant to an effective Registration Statement; provided, that at any time after the second anniversary of

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the Issuance Date, the Company may elect to pay the Holders any amount of Kicker Shares due pursuant to the terms set forth in Section 7(b) in advance only if the following conditions are satisfied: (i) the VWAP for the thirty (30) Trading Day period ending on the Trading Day immediately prior such advance payment date is greater than $12.00, and (ii) the Equity Conditions are satisfied and the Registrable Securities are, upon such issuance, eligible for resale pursuant to an effective Registration Statement.

(b)       Number of Kicker Shares. The number of Kicker Shares to be issued on each Kicker Share Issuance Date commencing December 31, 2008 (other than the date hereof which shall be determined in accordance with Section 7(c) below), shall be determined based on the following applicable formula:

(i)        if the VWAP for the thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date is less than or equal to Six Dollars ($6.00), the number of Kicker Shares to be issued to the Holder shall equal the product of (x) 4.0 multiplied by (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000);

(ii)       if the VWAP for the thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date is greater than Six Dollars ($6.00) but less than Ten Dollars ($10.00), the number of Kicker Shares to be issued to the Holder shall equal the product of (x) the quotient of (A) Twenty Four Dollars ($24.00) divided by (B) the VWAP for the thirty (30) Trading Day Period ending on the applicable Interest Payment Date multiplied by (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000);

(iii)      if the VWAP for the thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date is greater than or equal to Ten Dollars ($10.00), the number of Kicker Shares to be issued to the Holder shall equal the product of (x) 2.4 multiplied by (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000);

(c)       Equity Conditions. The Company covenants and agrees that it shall be required to satisfy the Equity Conditions as of the time of issuance of any applicable Kicker Shares except the Kicker Shares issued on the date hereof pursuant to Section 7(d).

(d)       Special Kicker Share Issuance. Notwithstanding anything to the contrary contained herein, on the date hereof the Company shall issue to Holder a number of Shares equal to the product of (x) 13.0 multiplied by (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000). The issuance of Shares pursuant to this Section 7(c) shall constitute the Additional Interest payable by the Company to the Holders for the period ended on September 30, 2008.

(e)       No Fractional Shares. The Company shall not issue any fraction of a Share under this Section 7. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share down to the nearest whole share and promptly pay the remaining amount in cash.

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8.	Covenants.

(a)       Corporate Existence. From the Issuance Date and for so long as any of the Notes are outstanding, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence, excluding creations of and mergers among Subsidiaries, and (iii) maintain and protect all material Intellectual Property used in the business of the Company and its Subsidiaries.

(b)       Modification of Authorized Capitalization. The Company shall not amend, supplement, alter change or otherwise modify its authorized capital stock, except to increase its capital stock, as disclosed in Schedule 3.1(g) of the Securities Purchase Agreement without the prior written consent of the Holders of a majority of the aggregate amount of the Notes then outstanding (the “Majority Holders”).

(c)	Limitations on Indebtedness; Liens.

(i)        From the Issuance Date and for so long as any of the Notes are outstanding, subject in all respects to the provisions of Section 8(1) hereof, the Company shall not, and shall not permit any of its Subsidiaries (other than Christie/AIX, Inc. or any of its subsidiaries) to, (x) issue, incur, assume, maintain, suffer to exist or extend the term of any Indebtedness, except for (A) Indebtedness under the Notes and all Indebtedness existing on the date hereof and set forth in the SEC Reports (as such term is defined in the Securities Purchase Agreement), (B) other Indebtedness of the Company or any of Subsidiaries not to exceed $10,000,000 in the aggregate; provided that no more than $5,000,000 of such Indebtedness is incurred by Access Digital Media, Inc. or FiberSat Global Services, Inc. or any of their respective subsidiaries, other than Indebtedness incurred by Access Digital Media, Inc. as guarantor in respect of that certain Credit Agreement, dated as of August 1, 2007, as amended, by and between Christie/AIX, Inc., the lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent or any refinancing thereof on terms and conditions in the aggregate not materially adverse to such existing Credit Agreement; and provided further that all such Indebtedness (which amount shall not exceed $5,000,000) shall be subordinated in priority and right of payment to the Notes, which shall rank senior to all other such Indebtedness, (C) Indebtedness of a Subsidiary to the Company or any other Subsidiary permitted by Section 8(d) or (D) Acquisition Indebtedness and (y) directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries (other than Christie/AIX, Inc. or any of its subsidiaries) other than a Permitted Lien; or (z) redeem, retire, defease or otherwise repay or prepay in cash any principal of any Indebtedness other than Indebtedness under the Notes and existing Indebtedness. The provisions of this Section 8(c)(i) are in furtherance of Section 8(l) hereof, and in no way limit the other restrictions on or obligations of the Company pursuant thereto or otherwise.

(ii)       Notwithstanding the foregoing, nothing in Section 8(c)(i) shall prohibit any Indebtedness of any Person that becomes a Subsidiary after the date hereof existing prior to the time such Person becomes a Subsidiary, and any Lien securing such Indebtedness, provided that (A) such Indebtedness and any Lien securing such Indebtedness is

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not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) any such Lien does not apply to any property or assets of the Company or any other Subsidiary, other than such Person, (C) any such Lien secures only those obligations which it secures on the date such Person becomes a Subsidiary, (D) no more than $5,000,000 in aggregate principal amount of Indebtedness at any one time outstanding shall be permitted under this sentence and (E) neither the Company nor any other Subsidiary was to guaranty any such Indebtedness.

(iii)      From the Issuance Date and for so long as any of the Notes are outstanding, subject in all respects to the provisions of Section 8(l) hereof, the Company shall not, and shall not permit any of its Subsidiaries, including for the purposes of this Section 8(c)(iii), Christie/AIX, Inc. and its subsidiaries, to, issue, incur, assume, maintain, suffer to exist or extend the term of any Indebtedness, except for Indebtedness for borrowed money not to exceed in principal amount $315,000,000 in the aggregate; provided, that this Section 8(c)(iii) shall not apply in the event the Company (or any of its Subsidiaries) shall have entered into additional bona fide digital cinema deployment agreements with at least three (3) of the six “major film production and distribution studios” (defined to include only Disney, Twentieth Century Fox Film Corporation, Universal Studios, Sony Pictures Releasing Corporation, Paramount Pictures Corporation, and Warner Brothers) in respect of an aggregate of at least an additional 4,000 theatrical screens. For the avoidance of doubt, this Section 8(c)(iii) is an additional covenant and restriction on the Company and its Subsidiaries and does not amend, modify or replace in any respect the covenants set forth in Section 8(c)(i).

(d)       Restriction on Loans; Investments; Subsidiary Equity. From the Issuance Date and for so long as any of the Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries, except Christie/AIX, Inc., and any of their respective subsidiaries to, (i) except for (a) Investments (as defined below) existing as of the date hereof or (b) Permitted Investments (as defined below), make any loans to, or investments in, any other Person, including through lending money, deferring the purchase price of property or services, purchasing any note, bond, debenture or similar instrument, providing any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other Person (“Investments”) (provided, however, that the Company and its Subsidiaries may make investments in each other and provided further that the Company and any Subsidiary that is a Subsidiary Guarantor can make an Investment in any Person that becomes a Subsidiary Guarantor as part of the transaction), or (ii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company or any wholly-owned foreign Subsidiary or the pledge by Access Digital Media, Inc. of the stock of Christie/AIX, Inc. pursuant to a guarantee permitted by Section 8(c)(i). “Permitted Investments” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 180 days from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an

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equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a remaining term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States; (e) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or Aa by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; (h) (i) Investments in any Subsidiary Guarantor, (ii) Investments in any Person that becomes a Subsidiary Guarantor or (iii) Investments in any Person(s) that becomes a Subsidiary after the date hereof which is subject to one or more contractual or legal restrictions existing prior to the time such Person becomes a Subsidiary which prevents such Person from becoming a Subsidiary Guarantor, which restriction(s) is not created in contemplation of or in connection with such Person becoming a Subsidiary, provided that (A) the aggregate amount of Indebtedness incurred in connection with the acquisition of such Person(s) does not exceed an amount permitted pursuant to Section 8(c) hereof and (B) the acquisition of such Person(s) results in an increase in Consolidated EBITDA in respect of the twelve (12) month period immediately preceding the applicable acquisition date (as measured on a consolidated, pro forma basis) as certified by the Company’s Chief Financial Officer, and, provided further, that nothing in this clause (h) shall amend, modify or replace in any respect the exception set forth in Section 8(c)(ii) of this Note or (i) Investments in any Person(s) in an amount not to exceed $1,000,000 in the aggregate.

(e)       Restriction on Purchases or Payments. From the Issuance Date and for so long as any of the Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries (other than Christie/AIX, Inc. and its subsidiaries) to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by another Subsidiary, (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock or the capital stock of any of its Subsidiaries, except as long as no Event of Default has occurred and is continuing, repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the Issuance Date and set forth on Schedule 3.1(g) to the Securities Purchase Agreement or (iii) grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock, other than pursuant to an

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agreement in effect on the Issuance Date and pursuant to an Approved Stock Plan. From the Issuance Date and for so long as any of the Notes are outstanding, the Company and its Subsidiaries (other than Christie/AIX, Inc. and its subsidiaries) shall not enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Note, the Securities Purchase Agreement, or any other Transaction Document.

(f)        Affiliate Transactions. From Issuance Date and for so long as any of the Notes are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into or be a party to any agreement or transaction with any Affiliate (other than a wholly-owned Subsidiary), including transfer of any assets to any such Affiliate, except in the ordinary course of the Company or such Affiliate’s business and upon fair and reasonable terms that are no less favorable to the Company or such Affiliate, as the case may be, than such Person would obtain in a comparable arms’-length transaction with a Person not an Affiliate of the Company, and on terms consistent with the business relationship of the Company or such Subsidiary and such Affiliate prior to the date of this Note, if any.

(g)       SEC Filings. From the Issuance Date and for so long as any of the Notes are outstanding, (i) the Company shall timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all annual financial information required to be filed with the SEC on Form 10-K or Form 10-KSB, as applicable, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) the Company shall deliver (A) copies of all such filings with the SEC to each holder of Notes then Outstanding within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by the Company or any of its Subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

(h)       Compliance with Laws. From the Issuance Date and for so long as any of the Notes are outstanding, the Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including ERISA and the rules and regulations thereunder and all Environmental Laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently conducted, or which would not be materially adverse to the Company.

(i)        Maintenance of Assets; Insurance. From the Issuance Date and for so long as any of the Notes are outstanding, the Company will keep, and will cause each Subsidiary to keep, all assets necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all their assets in at least such amounts and

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against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the holders of the Notes, upon reasonable written request, full information as to the insurance carried.

(j)        Payment of Taxes. From the Issuance Date and for so long as any of the Notes are outstanding, the Company will, and will cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, all income and all other material Taxes, assessments and other governmental charges or levies, imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with GAAP, have been established.

(k)       Use of Proceeds. Except as set forth on Schedule 8(k), the Company shall use the net proceeds from the sale of the Notes hereunder (i) to pay amounts outstanding pursuant to the promissory note in the principal amount of $6,750,000, dated December 13, 2006 issued by UniqueScreen Media, Inc. to the Excel Bank Minnesota, of which approximately $6,390,000 principal amount remains outstanding and (ii) in connection with (A) the payment of any existing outstanding indebtedness set forth on Schedule 8(k), (B) the expansion of its digital cinema rollout plans to markets outside of the United States, (C) working capital and (D) other general corporate purposes including, subject to the terms of the Transaction Documents, acquisitions. In addition, within 10 days of the Closing Date, the Company shall establish a segregated, escrow account with a nationally recognized bank and deposit $*** from the proceeds of this offering into an interest bearing account that shall be solely used for the purpose of repaying in full as soon as possible all outstanding amounts under the Indebtedness marked with an asterisk on Schedule 8(k) and simultaneously with the establishment of such account the Company shall deliver to each Holder a certificate signed by its Chief Executive Officer that such account has been established in compliance with the terms of this Note.

(l)        Other Indebtedness. Except for Indebtedness existing on the Issuance Date and Indebtedness permitted pursuant to Section 8(c), all of which shall rank pari passu with the Notes other than Indebtedness which is or becomes subject to a subordination agreement, payments of principal and other payments due under this Note shall not be subordinated to any obligations of the Company and shall rank senior to all other Indebtedness other than payments of trade accounts payable of the Company and other Indebtedness that, in each case, is preferred by operation of law.

9.	Defaults and Remedies.

(a)       Events of Default. An “Event of Default” is (i) default in payment of any Principal of this Note, any Redemption Price, or any Change of Control Redemption Price, when and as due; (ii) default in payment of any Interest or Additional Interest on this Note

_________________________

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

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that is not included in an amount described in the immediately preceding clause (i) that is not cured within five (5) Trading Days from the date such Interest or Additional Interest was due; (iii) any default in the observance or performance of any covenant or agreement contained in clauses (c) through (f) and (l) of Section 8; (iv) failure by the Company to comply with any other provision of this Note or any other Transaction Document in all material respects within twenty (20) days after the earlier of (x) the Company’s receipt of notice to comply with such provision or (y) the Company becoming aware of such default; (v) any material representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company in this Note, the Securities Purchase Agreement, any Transaction Document or in any certificate or other document delivered pursuant hereto or thereto, shall be incorrect in any material respect when made or deemed made; (vi) any default in payment in excess of $5,000,000, individually or in the aggregate, under or acceleration prior to maturity, or any event or circumstances arising such that, any Person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness in excess of $5,000,000 by the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall be created hereafter; (vii) any of the Transaction Documents (including any Subsidiary Guaranty entered into pursuant to this Note) or any subordination provisions in any subordinated indebtedness shall cease, for any reason, to be in full force and effect, or the Company or any of its Subsidiaries shall so assert; (viii) if the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (ix) an involuntary case or other proceeding is commenced directly against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of sixty (60) days, or an order of relief is entered against the Company or any of its Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect; or (x) one or more judgments, non interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against any the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third party insurance as to which the insurers has not denied coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of ninety (90) days after the entry thereof. The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state, or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within five (5) Trading Days after the occurrence of any Event of Default set forth in clause (vi), (viii), (ix) or (x) above, the Company shall deliver written notice thereof to the Holder.

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(b)       Remedies. If any Event of Default has occurred and is continuing, the Majority Holders may, upon written notice to the Company, except in the case of events described in Sections 9(a)(viii) or 9(a)(ix), in which case no notice shall be required, (i) declare all of the Principal then outstanding together with the Interest Amount and Additional Interest payable under the terms hereof with respect to such Principal and all other amounts, including the amounts due under Section 5(a), owing or payable hereunder and under the Other Notes (the “Acceleration Amount”) immediately due and payable, in cash, all without presentment, demand, protest or further act or notice of any kind, all of which are expressly waived by the Company and (ii) exercise any and all rights and remedies available to the holder of this Note under this Note, the Securities Purchase Agreement, at law or in equity. In addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement, such Acceleration Amount shall bear interest at a rate equal to the lesser of 1.0% per month (prorated for partial months) or the highest lawful interest rate until paid in full. Nothing in this Section 9 shall limit any other rights the Holder may have under this Note, the Securities Purchase Agreement or any Transaction Document, including Section 5 of this Note.

(c)       Void Acceleration. In the event that the Company does not pay the Acceleration Amount within five (5) Trading Days of this Note becoming due under Section 9(b), at any time thereafter and until the Company pays such unpaid Acceleration Amount in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return this Note (to the extent this Note has been previously delivered to the Company), in whole or any portion thereof, to the Holder, by sending written notice thereof to the Company via facsimile (the “Void Acceleration Notice”). Upon the Company’s receipt of such Void Acceleration Notice, (i) the acceleration pursuant to Section 9(b) shall be null and void with respect to the portion of this Note subject to such Void Acceleration Notice and, (ii) the Company shall promptly return the portion of this Note (to the extent this Note has been previously delivered to the Company) subject to such Void Acceleration Notice.

10.       Notice of Certain Events. The Company will give written notice to the Holder at least ten (10) Trading Days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. The Company will also give written notice to the Holder at least ten (10) Trading Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

11.       Vote to Change the Terms of the Notes. The written consent of the Company and the Majority Holders shall be required for any change in the Notes (including this Note) other than an extension of the Maturity Date pursuant to Section 4 hereof and upon receipt of such consent, each Note shall be deemed amended thereby.

12.       Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to

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the Company satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.

13.       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.       Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Holders of Notes pursuant to the Securities Purchase Agreement and shall not be construed against any Person as the drafter hereof.

15.       Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16.       Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

Access Integrated Technologies, Inc.

55 Madison Ave., Suite 300

Morristown, N.J. 07960

Facsimile: (973) 290-0081

Attention: General Counsel

With copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Facsimile: (212) 808-7987

Attention: Jonathan Cooperman

If to a Holder, to it at the address and facsimile number set forth on the signature pages to the Securities Purchase Agreement, with copies to such Holder’s representatives as set forth on such schedule, or, in the case of a Holder or any other party named above, at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party in accordance with this Section 16 five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

17.       Transfer of this Note. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the Securities Act and Section 5.7 of the Securities Purchase Agreement without the consent of the Company. The Company shall not assign or otherwise transfer any of its rights and obligations under this Note without the prior written consent of the Majority Holders and any attempted assignment or transfer without such consent shall be null and void. The Company shall maintain an office where the Notes may be presented for registration of transfer or for exchange (“Registrar”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may change the Registrar upon written notice to each holder of Notes. Prior to due presentment for the registration of a transfer of any Note, the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes.

18.       Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the

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costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

19.       Cancellation. After all Principal and other amounts at any time owed under this Note have been paid in full or converted into Shares and all Kicker Shares issuable under this Note have been issued in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

20.       Note Exchangeable for Different Denominations. In the event of a redemption pursuant to this Note of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Note, a new Note of like tenor representing the remaining Principal that has not been so redeemed. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company issued this Note shall be the Issuance Date hereof regardless of the number of times a new Note shall be issued.

21.	Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company or any of its Subsidiaries under the Notes, the Securities Purchase Agreement or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of its Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 21(a)), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such Subsidiary, as applicable, shall make such deductions and (iii) the Company or such Subsidiary shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, further, that if the Company or any of its Subsidiaries is required to make an additional payment to the Holder under this Section 21(a), and if the Holder is entitled to a cash refund or credit against cash Taxes payable which is both identifiable and quantifiable by the Holder as being attributable to the imposition of such Indemnified Taxes (a “Tax Refund”), and such Tax Refund may be obtained without increased liability or obligation to the Holder (including any obligation of the Holder to file Tax returns in jurisdictions where it would not otherwise be obligated to file Tax returns), then, upon the written request of the Company, the Holder shall apply for such Tax Refund and, to the extent such Tax Refund is received by the Holder, shall reimburse the Company or such Subsidiary for such amount as the Holder shall determine to be the proportion of the Tax Refund attributable to such additional payment as will leave the Holder after the reimbursement in the same position as it would have been if the additional payment had not been required; provided that, if any Tax Refund reimbursed by the Holder to the Company or such Subsidiary is subsequently disallowed, the Company shall repay the Holder such amount (together with interest and any applicable penalty payable to the Holder to the relevant taxing authority) promptly after the Holder notifies the Company of such disallowance. The Company

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agrees to reimburse the Holder for the Holder’s reasonable out-of-pocket expenses, if any, incurred in complying with any request hereunder and agrees that all costs incurred by the Holder in respect of this Section 21(a) may be deducted from the amount of any reimbursement to the Company or any of its Subsidiaries in respect of any Tax Refund pursuant to this Section 21(a). Nothing in this Section 21(a) shall require the Holder to disclose to the Company any of its Tax returns or any other Tax-related information that it deems to be confidential.

(b)       Indemnification by the Company. The Company shall indemnify the Holder, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Holder, on or with respect to any payment by or on account of any obligation of the Company or any of its Subsidiaries under the Notes, the Securities Purchase Agreement and the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 21) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Holder as to the amount of such payment or liability (together with a calculation of such payment or liability and supporting documentation reasonably requested by the Company) under this Section 21 shall be delivered to the Company and shall be conclusive absent demonstrable error.

(c)       Withholding Obligations. Subject to Sections 21(a) and (b), if the Company is subject to withholding tax obligations under applicable law with respect to any transaction under this Note, then, notwithstanding any provision to the contrary in this Note, the Company shall be entitled to withhold cash or Shares in the amount that the Company is required to withhold.

22.       Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, Securities Purchase Agreement and the other Transaction Documents.

23.       Governing Law; Jurisdiction. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, including Section 5-1401 of the New York General Obligations Law. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably and unconditionally appoints its General Counsel at the address set forth in Section 16 (the “Company Process Agent”) as agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be

29

served in any action referred to above or any other proceeding in any New York State or Federal court. In any action or proceeding in a New York State or Federal court sitting in The City of New York, such service may be made on the Company by delivering a copy of such process to the Company in care of the Company Process Agent at such Company Process Agent’s above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to the Company at the address for such notices to it under this Note (such service to be effective upon such receipt by the Company Process Agent and the depositing of such process in the mails as aforesaid). The Company hereby irrevocably and unconditionally authorizes and directs such Company Process Agent to accept such service on its behalf. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

24.       WAIVER OF JURY TRIAL. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND THE HOLDER OF THIS NOTE HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.       Effect of Redemption; No Prepayment. Upon payment of the Redemption Price in accordance with the terms hereof with respect to any portion of the Principal of this Note, such portion of the Principal of this Note shall be deemed paid in full and shall no longer be deemed Outstanding for any purpose. Except as specifically set forth in this Note, the Company does not have any right, option, or obligation, to pay any portion of the Principal at any time prior to the Maturity Date or any Extended Maturity Date if the Maturity Date has been extended in accordance with Section 4.

26.       Purchase of Notes by the Company. The Company shall not, and shall not permit any Subsidiary or Affiliate to, voluntarily purchase or acquire any portion of any Note, unless concurrently with such action, the Company, such Subsidiary or Affiliate makes an offer to all Holders to acquire the same portion of their Notes on the same terms. This Section 27 may not be amended except with the written consent of the holders of two-thirds (2/3) of the aggregate principal amount of all the Notes then Outstanding.

27.       Other Payments to Holders of Notes. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or thereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding that consented to such waiver or amendment.

28.       Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any bankruptcy law, U.S. state or

30

federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

29.       Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to sections, schedules or exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs, then an appropriate adjustment will be made to any dollar prices, share numbers and any calculation of the VWAP used to determine the number of Shares to be issued hereunder to reflect such event.

* * * * * *

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the [__]th of August 2007.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:
Name: Title:

and

By:
Name: Title:

Schedule 8(k)

Use of Proceeds

Legal and other professional fees – Company	$60,000
Legal fees – Purchaser	$112,500

The Placement Agent’s Fees will be 4% of the gross proceeds from the sale of Notes pursuant to the Purchase Agreement to Purchasers other than Alexandra Management and Angelo Gordon & Co and 2% of the gross proceeds from the sale of the Notes pursuant to the Purchase Agreement to Alexandra Management and Angelo Gordon & Co. The Placement Agent will be reimbursed $25,000 for its fees and expenses.

The payment of amounts outstanding pursuant to the October 2006 Notes.

The payment of amounts outstanding pursuant to the *** (as defined in the Disclosure Schedules to the Purchase Agreement). *

The payment of amounts payable for the purchase of digital cinema equipment pursuant to the Term Loan Agreement (as defined in the Disclosure Schedules to the Purchase Agreement).

_________________________

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

i

EXECUTION COPY

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 24, 2007, by and among Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), and the purchasers signatory hereto (each such purchaser is a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of August 24, 2007, by and among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1.         Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(d).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York or New Jersey are authorized or required by law or other government action to close.

“Effectiveness Date” means, with respect to each Registration Statement required to be filed hereunder, the 75th calendar day following the Filing Date relating to such Registration Statement (the 105th calendar day in the case of a “review” by the Commission); provided, however, in the event the Company is notified by the Commission that the Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be no later than the fifth Trading Day following the date on which the Company is so notified if such date precedes the date required above.

“Effectiveness Period” shall have the meaning set forth in Section 3(a).

“Event” shall have the meaning set forth in Section 3(b).

“Event Date” shall have the meaning set forth in Section 3(b).

“Filing Date” means, the thirtieth (30th) day following the Closing Date and each anniversary thereof.

“Future Registrable Securities” means that number of Registrable Securities which the Company estimates, in its good faith and reasonable discretion, may be issued in the twelve (12) month period following any Filing Date.

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“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Legal Counsel” shall have the meaning set forth in Section 5.

“Liquidated Damages Payment Date” shall have the meaning set forth in Section 3(b).

“Losses” shall have the meaning set forth in Section 6(a).

“Notes” means the 10.0% Senior Notes in the aggregate amount of $55,000,000 issued to the Purchasers pursuant to the Purchase Agreement.

“Plan of Distribution” shall have the meaning set forth in Section 3(a).

“Prime Rate” means the rate of interest publicly announced by The Bank of New York, New York, as its prime rate, on the Business Day immediately preceding the date that the late fee set forth in Section 3(b) shall begin to accrue.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B, as applicable, promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Shares issuable pursuant to the Notes at any time and from time to time, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 4(a).

2.         Piggy-Back Registrations. If at any time there is not an effective Registration Statement covering all of the Registrable Securities issued and outstanding at such time and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination, which notice shall set forth the intended method of distribution of such securities, the class of such securities, the amount of securities proposed to be registered and the offering price thereof and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement the resale of all or any part of such Registrable Securities that are issued and outstanding as of such request, as such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2 that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement. If a Holder decides not to include all of its Registrable Securities in a Registration Statement filed by the Company in connection with this Section 2, such Holder nevertheless continues to have the right to include any Registrable Securities not previously included on a Registration Statement, in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms set forth herein.

3.	Shelf Registration.

(a)       On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of (i) 100% of the Registrable Securities issued and outstanding on such Filing Date (which for the initial

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filing will include the Registrable Securities issued on the Closing Date) and not previously included on a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 and (ii) the Future Registrable Securities with respect to such Filing Date. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders) the “Plan of Distribution” section substantially in the form attached hereto as Annex A, with such changes as are reasonably required to respond to the then applicable plan of distribution and to comply with then applicable securities laws. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement within the next Trading Day following the date that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall promptly file a Form 424(b) with the Commission.

(b)       If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 4(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or will not be subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 30 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date and during the Effectiveness Period, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 10 consecutive Trading Days but no more than an aggregate of 20 Trading Days during any 12-month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes

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of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 30 Trading Day period is exceeded, or for purposes of clause (v) the date on which such 10 or 20 Trading Day period, as applicable, is exceeded being referred to as “Event Date”), then, as long as such Holder shall have complied with their obligations hereunder, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date beginning with the first monthly anniversary of the applicable Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured (each a “Liquidated Damages Payment Date”), the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, with respect to each Liquidated Damages Payment Date, equal to (x) 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder multiplied by (y) a fraction, the numerator of which shall be the number of total calendar days which have passed since the immediately preceding Liquidated Damages Payment Date and the denominator of which shall be 30 calendar days. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven calendar days after the date payable, the Company will pay interest thereon at the rate per annum equal to the Prime Rate plus ten percent (10%) (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

4.	Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)       Not less than five Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to each Holder copies of the “Selling Stockholders” and “Plan of Distribution” sections of the Registration Statement documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than two Trading Days prior to

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the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)       (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all material written correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)       Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a

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Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(d)       Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)       Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)        Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 4(c).

(g)       If NASD Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, make an Issuer Filing with the NASD, Inc. Corporate Financing Department pursuant to NASD Rule 2710(b)(10)(A)(i) and respond within five Trading Days to any comments received from NASD in connection therewith, and pay the filing fee required in connection therewith.

(h)       Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any

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Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)        If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(j)        Upon the occurrence of any event contemplated by this Section 4, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (vi) of Section 4(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 4(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 days (which need not be consecutive days) in any 12 month period.

(k)       Comply with all applicable rules and regulations of the Commission until the end of the Effectiveness Period.

(l)        The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the Person thereof that has voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely

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because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company and such Holder shall be responsible for any additional reasonable expenses incurred by the Company of said failure or delay.

(m)      On each Filing Date, the Company will use its reasonable efforts to cause its counsel to deliver to each of the holders of Registrable Securities an opinion of counsel, dated such Filing Date and addressed to the holders of Registrable Securities, in form and substance reasonably satisfactory to the holders of Registrable Securities, to the effect set forth in Annex C.

In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and the holders of Registrable Securities are justified in relying thereon, (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion, and (iii) other customary assumptions, qualifications and exceptions that counsel may rely on.

(n)       On each Filing Date, the Company will use its reasonable efforts to cause its auditors to deliver to each of the holders of Registrable Securities a letter, dated such Filing Date and addressed to the holders of Registrable Securities, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter, the conclusions and findings of said firm with respect to the financial information that is included in the Registration Statement to be filed on such Filing Date.

5.         Legal Counsel. The Purchasers holding securities representing at least two-thirds (2/3) of the Registrable Securities shall have the right to select one legal counsel to review, on behalf of the Purchasers, any registration pursuant to Section 3 (“Legal Counsel”), which shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP, or such other counsel as thereafter designated in writing to the Company by the holders of at least two-thirds (2/3) of the Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

6.         Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of

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such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and the Legal Counsel to the Purchasers, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

7.	Indemnification

(a)       Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to: (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other law, including any state, provincial or foreign securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (3) any material violation of this Agreement by the Company, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s

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proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)       Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless each other Holder, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably

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satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)       Contribution. If the indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in

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question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.	Miscellaneous

(a)       Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)       Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c)       Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended

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Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 3(b).

(d)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e)        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f)        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(g)       No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, during the period beginning on or after the date of this Agreement and ending at the end of the Effectiveness Period, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth in the Company’s public filings, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h)       Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall

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create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(j)        Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m)      Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose.

*************************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:
Name: Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

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ANNEX A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock (“Common Stock”) of Access Integrated Technologies, Inc., a Delaware corporation (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

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•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act or an exemption therefrom. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required as determined by the Company in its sole discretion, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale unless exempted from the prospectus delivery requirement.

The Selling Stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will pay all expenses of the registration of the shares of Common

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Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

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Annex B

Access Integrated Technologies, Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of August 24, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.
(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:
(a)	Type and Number of Registrable Securities beneficially owned:

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4.	Broker-Dealer Status:
(a)	Are you a broker-dealer?

Yes ☐                            No ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes ☐                            No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?

Yes ☐                            No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐                            No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

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6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name: Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Annex C

Opinion

SUBJECT TO OPINION COMMITTEE REVIEW

In the course of the preparation by the Company of the Registration Statement, we have participated in conferences with officers, directors and representatives of the Company, at which conferences the contents of the Registration Statement and related matters were discussed. There is no assurance that all possible material facts relating to the Company and its affairs were disclosed to us or that our familiarity with the Company and the business in which it is engaged is such that we have necessarily recognized the materiality of such facts as were disclosed to us, and we have to a large extent relied on statements of officers and representatives of the Company as to the materiality of the facts disclosed to us. Although we do not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement, nothing has come to our attention that leads us to believe that, as of its effective date, any part of the Registration Statement or when filed with the SEC and as of the Filing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that we express no opinion as to the financial statements and the related schedules or other financial data therein, or statistical data derived therefrom, included in any of the documents mentioned in this paragraph.

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EXECUTION COPY

EXHIBIT C

SUBSIDIARY GUARANTY

made by

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE PURCHASERS REFERRED TO HEREIN

Dated as of August 24, 2007

Page

SECTION 1 DEFINED TERMS	1
1.1	Definitions	1
1.2	Other Definitional Provisions	3
SECTION 2 GUARANTEE	4
2.1	Guarantee	4
2.2	Right of Contribution	4
2.3	No Subrogation	5
2.4	Amendments, etc. with Respect to the Company Obligations	5
2.5	Guarantee Absolute and Unconditional	5
2.6	Reinstatement	6
2.7	Payments	6
2.8	Information	6
SECTION 3 REPRESENTATIONS AND WARRANTIES	7
3.1	Representations in Securities Purchase Agreement	7
3.2	Satisfaction or Waiver of Conditions Precedent	7
3.3	Credit Analysis	7
SECTION 4 COVENANTS	7
SECTION 5 MISCELLANEOUS	8
5.1	Amendments; Waivers	8
5.2	Notices	8
5.3	No Waiver; Cumulative Remedies	8
5.4	Enforcement Expenses; Indemnification	8
5.5	Successors and Assigns	9
5.6	Counterparts; Guarantor’s Separate Guarantees	9
5.7	Severability	9
5.8	Headings	9
5.9	GOVERNING LAW	9
5.10	Acknowledgments	10
5.11	Additional Guarantors	11
5.12	Survival of Representations and Warranties	11

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SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY (this “Guaranty”), dated as of August 24, 2007, made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Guarantors (as defined in Section 5.11) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of and for the benefit of the Purchasers (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among the Company, the several purchasers from time to time party thereto (the “Purchasers”), the Company has agreed to issue senior notes in the aggregate principal amount of $55,000,000) (the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each of the Guarantors;

WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the issuance of the senior notes under the Securities Purchase Agreement; and

WHEREAS, it is a condition to the obligation of the Purchasers to purchase the Notes (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement that the Guarantors shall have executed and delivered this Subsidiary Guaranty.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:

SECTION 1

DEFINED TERMS

1.1	Definitions.

(a)       Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement.

(b)	The following terms shall have the following meanings:

“Business Day”: any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

“Company Obligations”: the collective reference to each Obligation of the Company to the Purchasers arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Default”: as defined in the Notes.

“Disregarded Person”: a Person who is disregarded as an entity separate from its owner for United States federal income tax purposes pursuant to Treasury Regulation Section 301.7701-2(c)(2).

“Domestic Subsidiary”: a Subsidiary other than a Foreign Subsidiary.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Foreign Subsidiary”: a Subsidiary that is not a “United States person” under and as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) each Obligation of such Guarantor to any Purchaser arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Guarantors”: the collective reference to each of the Subsidiaries of the Company who are signatories hereto and any other entity that may become a party hereto as a Guarantor as provided herein.

“Indebtedness”: as defined in the Notes.

“Majority Holders”: the holders of a majority in outstanding principal amount of the Notes.

“Obligations”: (i) the unpaid principal of and interest on (including interest accruing, at the then applicable rate provided in the Notes after the maturity of the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding)) the Notes and (ii) all other obligations and liabilities of the Company to any Purchaser whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Securities Purchase Agreement, any other Transaction Document, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal,

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interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and other charges of counsel to any Purchaser that are required to be paid by the Company or any Subsidiary pursuant to any such document) or otherwise.

“Securities Act”: the Securities Act of 1933, as amended.

“Termination Date”: the date on which all of the following shall have occurred: (i) the principal of and accrued interest on all outstanding Notes shall have been paid in full and (ii) all fees, expenses, premiums, indemnities and other amounts then due and payable in respect of the Obligations shall have been paid in full.

(c)	The following terms are defined elsewhere in this Guaranty:

“Additional Guarantor”	Section 5.11
“Guaranty”	Preamble
“Guarantor”	Preamble
“Purchaser”	Preamble
“Securities Purchase Agreement”	Preamble

1.2       Other Definitional Provisions. (a) The words “hereof”, “herein,” “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section, Annex and Schedule references are to this Guaranty unless otherwise specified.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Unless the context requires otherwise, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, revenues, accounts, leasehold interests and contract rights, (iii) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any applicable restrictions set forth herein or in any other Transaction Document), (iv) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any applicable restrictions set forth herein or in any other Transaction Document), and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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SECTION 2

GUARANTEE

2.1       Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Purchasers the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b)       Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be validly guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)       Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(d)       The guarantee contained in this Section 2 shall remain in full force and effect until the Termination Date.

(e)       No payment made by the Company, any of the Guarantors, any other guarantor or any other Person, or received or collected by any Purchaser from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2       Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

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2.3       No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, immediately upon receipt by such Guarantor, be turned over to the Purchasers, in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Majority Holders may determine.

2.4       Amendments, etc. with Respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Company Obligations made by any Purchaser may be rescinded by such Purchaser and any of the Company Obligations continued, (ii) the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Purchaser, (iii) the Securities Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, or (iv) any guarantee or right of offset at any time held by any Purchaser for the payment of the Company Obligations may be waived, surrendered or released.

2.5       Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the

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validity or enforceability of the Securities Purchase Agreement or any other Transaction Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against any Purchaser, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations, or any right of offset with respect thereto, and any failure by any Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person, or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Purchaser against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.6       Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7       Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers, for the benefit of the Purchasers, without set-off or counterclaim in immediately available funds in Dollars in accordance with the Securities Purchase Agreement and the Notes.

2.8       Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Company Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Purchasers will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

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SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes pursuant thereto, each Guarantor, as to itself, hereby represents and warrants to the Purchasers as of the date hereof that:

3.1       Representations in Securities Purchase Agreement. The representations and warranties set forth in Section 3 of the Securities Purchase Agreement as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and shall be incorporated by reference herein as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor’s knowledge.

3.2        Satisfaction or Waiver of Conditions Precedent. There are no conditions precedent to the effectiveness of this Subsidiary Guaranty with regard to such Guarantor that have not been satisfied or waived.

3.3       Credit Analysis. Such Guarantor has, independently and without reliance upon any Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty, and such Guarantor has established means satisfactory to it of obtaining from the Company and each other Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company and such other Guarantors.

SECTION 4

COVENANTS

Each Guarantor, as to itself, covenants and agrees with the Purchasers that, from and after the date of this Guaranty until the Termination Date, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents on its or their part to be performed or observed or that the Company has agreed to cause such Guarantor or such Subsidiaries to perform or observe. Each Guarantor further agrees to be bound by the provisions of Sections 4.22 and 4.23 of the SPA as if they were a party to such agreement.

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SECTION 5

MISCELLANEOUS

5.1       Amendments; Waivers. No provision of this Guaranty may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Guaranty shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.2       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.3       No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers or privileges provided by law.

5.4       Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Purchaser for all its costs and expenses incurred in collecting against such Guarantor its Guarantor Obligations or otherwise enforcing or preserving any rights under this Guaranty and the other Transaction Documents to which such Guarantor is a party, including the fees and other direct out-of-pocket charges of one (1) outside counsel to the Majority Holders.

(b)       Each Guarantor agrees to pay, indemnify and hold the Purchasers harmless from any and all claims with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Company would be required to do so pursuant to Section 4.11 of the Securities Purchase Agreement.

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(c)       The agreements in this Section 5.4 shall survive the termination of this Guaranty and the repayment of the Obligations and all other amounts payable under the Securities Purchase Agreement, the Notes and the other Transaction Documents.

5.5       Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns and, to the extent expressly provided herein, their respective officers, directors, employees, affiliates, agents, advisors and controlling persons including as provided in Section 5.4; provided that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Majority Holders and any attempted assignment or transfer without such consent shall be null and void.

5.6       Counterparts; Guarantor’s Separate Guarantees. This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Guaranty shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to each Purchaser and a counterpart hereof shall have been executed on behalf of each Purchaser. This Guaranty shall be construed as a separate guaranty with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

5.7       Severability. If any provision of this Guaranty is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Guaranty shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Guaranty.

5.8       Headings. The headings herein are for convenience only, do not constitute a part of this Guaranty and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.9       GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL

9

OBLIGATIONS LAW). Each Guarantor and, by its acceptance of the benefits hereof, each Purchaser, agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guaranty and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each Guarantor and, by its acceptance of the benefits hereof, each Purchaser, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Guaranty), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each Guarantor and, by its acceptance of the benefits hereof, each Purchaser, hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH PURCHASER, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS GUARANTY, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If any Purchaser shall commence an action or proceeding to enforce any provisions of this Guaranty, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10	Acknowledgments. Each Guarantor hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;

(b)       the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby.

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5.11     Additional Guarantors. Upon the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Guarantor other than (x) a Person who was acquired as a Domestic Subsidiary of any Guarantor solely in consideration of the issuance of equity securities, provided that neither the Company nor any Guarantor is liable with respect to any of the Indebtedness of such Person greater than that is otherwise permitted to be incurred pursuant to the Note, or (y) a Person which is subject to one or more contractual or legal restrictions existing prior to the time such Person becomes a Domestic Subsidiary of the Guarantor which prevents such Person from becoming a Guarantor, which restriction(s) is not created in contemplation of or in connection with such Person becoming a Domestic Subsidiary of such Guarantor (provided that such Person shall to the extent it is permitted to do so in light of such restriction(s) grant to the Purchasers a subordinated guaranty or other similar support of the Obligations in a manner which is reasonably satisfactory to all parties), such Domestic Subsidiary shall, within 30 days (which may be extended by up to additional 10 days by the Majority Holders) after such formation or acquisition, cause such Domestic Subsidiary to duly execute and deliver to each Purchaser a guaranty supplement, in the form attached hereto as Annex I. Upon the execution and delivery by such Domestic Subsidiary of a guaranty supplement, (a) such Domestic Subsidiary shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Transaction Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Transaction Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such guaranty supplement.

5.12     Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guaranty.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guaranty to be duly executed and delivered as of the date first above written.

ACCESS DIGITAL MEDIA, INC.		Address to Notice:
By:
Name: Title:

CORE TECHNOLOGY SERVICES, INC.		Address to Notice:
By:
Name: Title:

HOLLYWOOD SOFTWARE, INC. d/b/a ACCESSIT SOFTWARE		Address to Notice:
By:
Name: Title:

FIBERSAT GLOBAL SERVICES INC., d/b/a ACCESSIT SATELLITE AND SUPPORT SERVICES		Address to Notice:
By:
Name: Title:

ADM CINEMA CORPORATION, d/b/a the PAVILLION THEATER		Address to Notice:
By:
Name: Title:

[Signature Page Continues on Next Page]

PLX ACQUISITION CORP.		Address to Notice:
By:
Name: Title:

VISTACHIARA PRODUCTIONS, INC. d/b/a THE BIGGER PICTURE		Address to Notice:
By:
Name: Title:

UNIQUESCREEN MEDIA, INC.		Address to Notice:
By:
Name: Title:

Annex I to

Guaranty

SUBSIDIARY GUARANTY SUPPLEMENT, dated as of ________________, 200_, made by ______________________________, a ______________ (the “Additional Guarantor”), in favor of and for the benefit of the Purchasers. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty referred to below.

W I T N E S S E T H:

WHEREAS, Access Integrated Technologies, Inc., a Delaware corporation, the Purchasers, among others, have entered into a Securities Purchase Agreement, dated as of August 24, 2007 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”);

WHEREAS, in connection with the Securities Purchase Agreement, certain of the Company’s Subsidiaries (other than the Additional Guarantor) have entered into a Subsidiary Guaranty, dated as of August 24, 2007, (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of and for the benefit of the Purchasers;

WHEREAS, the Securities Purchase Agreement requires the Additional Guarantor to become a party to the Guaranty; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Subsidiary Guaranty Supplement in order to become a party to the Guaranty;

NOW, THEREFORE, IT IS AGREED:

1.         Guaranty. By executing and delivering this Subsidiary Guaranty Supplement, the Additional Guarantor, as provided in Section 5.11 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. In furtherance of the foregoing, the Additional Guarantor, as security for the payment and performance in full of the Obligations, does jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Company when due (whether at the stated maturity by acceleration or otherwise) of the Company Obligations. Each reference to a “Subsidiary” or a “Guarantor” in the Guaranty shall be deemed to include the Additional Guarantor. The Guaranty is hereby incorporated herein by reference. The Additional Guarantor hereby represents and warrants as to itself that each of the representations and warranties contained in Section 3 of the Guaranty applicable to it is true and correct on and as the date hereof (after giving effect to this Subsidiary Guaranty Supplement) as if made on and as of such date.

2.         Representations of Additional Guarantor. The Additional Guarantor represents and warrants to the Purchasers that this Subsidiary Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.         Counterparts; Binding Effect. This Subsidiary Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Subsidiary Guaranty Supplement shall become effective when (a) each Purchaser shall have received a counterpart of this Subsidiary Guaranty Supplement that bears the signature of the Additional Guarantor and (b) the each Purchaser has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Subsidiary Guaranty Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Subsidiary Guaranty Supplement.

4.         Full Force and Effect. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

5.         Severability. Any provision of this Subsidiary Guaranty Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.         Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.2 of the Guaranty. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.

7.         Fees and Expenses. The Additional Guarantor agrees to reimburse the each Purchaser for its reasonable out-of-pocket expenses in connection with this Subsidiary Guaranty Supplement, including the reasonable fees and other charges of counsel to each Purchaser.

8.         GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SUBSIDIARY GUARANTY SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guaranty Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]		Address to Notice:
By:
Name: Title:

EXHIBIT D

August 24, 2007

To the Purchasers listed

on Exhibit A hereto:

We have acted as special counsel to Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 10% Senior Notes pursuant to the Securities Purchase Agreement, dated as of August 24, 2007 (the “Purchase Agreement”), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”). This opinion is given to you pursuant to Section 2.2(ii) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon copies of: (i) the executed Purchase Agreement and the exhibits and schedules thereto, the Notes, the Registration Rights Agreement, the Redemption Agreement and the Subsidiary Guaranty (all such documents set forth in this clause (i) are collectively referred to as the “Transaction Documents”); (ii) the Fourth Amended and Restated Certificate of Incorporation and By-laws of the Company, each as certified to us by an officer of the Company as being the forms thereof as amended to date (the “Certificate of Incorporation” and “By-laws,” respectively), (iii) the resolutions of the Board of Directors of the Company dated August 24, 2007; (iv) advice from each of the applicable states of incorporation, dated as of the date set forth therein, as to the good standing of the Company and its subsidiaries listed on Schedule A attached hereto (the “Subsidiaries”); and (v) the resolutions of the Board of Directors of each Subsidiary Guarantor, each dated August 24, 2007. In our examination, we have assumed, and express no opinion as to, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence or capacity of all natural persons. We have assumed that (x) you have received all documents which you were required to receive under the Transaction Documents, (y) you have satisfied those legal requirements applicable to you to the extent necessary to make the Transaction Documents enforceable against you, and (z) that the Transaction Documents are obligations binding upon you.

As to matters of fact relevant to this opinion, with your consent, we have relied solely upon (a) our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above; (b) our actual knowledge; (c) the representations and warranties of the Company and the Subsidiaries as set forth in the Transaction Documents to which they are parties and any other certificates and documents delivered at the Closing; and (d)

KELLEY DRYE & WARREN LLP

the certifications, representations and warranties made by representatives of the Company to us in certificates signed by such representatives. In addition, in rendering the opinions given in paragraph 6, we have assumed that the representations and warranties of the Purchasers in Section 3.2 of the Purchase Agreement are true and correct and that on each issue date of the Underlying Shares, such representations and warranties are true with respect to each holder of Notes as if made on the date of such issue. We have made no independent investigation or other attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters, except as expressly set forth herein, and without limiting the foregoing, we have not, in rendering the opinions given in paragraph 7, reviewed court or other public records.

As used in this opinion, the phrases “to the best of our knowledge,” “to our knowledge,” “known to us,” or phrases of like import refer only to the actual knowledge (i.e. conscious awareness) of the attorneys currently in this firm who our records indicate have devoted substantive attention to the matters directly related to the Transaction Documents and the transactions contemplated thereby and mean that such attorneys have not been informed by the Company that the matters stated are factually incorrect or have no actual knowledge that the matters stated are factually incorrect.

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Company or any Subsidiary concerning the business, assets and affairs of the Company and its Subsidiaries or any other information furnished to you by the Company or furnished by us as counsel to the Company, except for our conclusions of law in this opinion letter.

When statements in this opinion are qualified by the term “material,” those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company or its business, prospects, assets or financial condition, and those judgments and opinions are entirely those of the Company and it officers, after having been advised by us as to the legal effect and consequences of such matters; however, such opinions and judgments are not known to us to be incorrect.

The opinions herein are subject to the following qualifications:

(a)       We express no opinion as to the enforceability of any provision of the Transaction Documents or other instruments to the extent such provision may be subject to, and affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent transfer laws) or equitable principles, including, without limitation, the duty to act in good faith.

(b)       We express no opinion with respect to the enforceability of provisions in the Transaction Documents providing for (i) specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, (ii) any indemnification, contribution, hold harmless or exculpation, the enforceability of which may be limited by applicable federal and state securities laws and general principles of public policy; (iii) any purported waiver by any person of any right granted pursuant to statute

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KELLEY DRYE & WARREN LLP

which may not be legally waived; (iv) the submission to jurisdiction, insofar as they purport to confer subject matter jurisdiction on a United States District Court to adjudicate any controversy relating to the Transaction Documents in any circumstances in which such court would not have subject matter jurisdiction; (v) the inapplicability as a waiver of a failure to exercise or a delay in exercising a right or remedy; (vi) the payment or reimbursement of fees, costs, expenses, or other amounts without regard to whether they are reasonable in nature or amount; or (vii) a choice of law to the extent limited by the choice-of-law rules of the State of New York and general principles of public policy.

(c)       We express no opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon of the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any state. To the extent that the laws of any other jurisdiction are applicable to any of the Transaction Documents, we have assumed instead that such Transaction Documents would be construed and enforced in accordance with the laws of the State of New York without giving effect to any choice of law rules of such state that might require the application of another state’s laws.

(d)       We have assumed there was no misrepresentation, omission or deceit by any person or entity in connection with the execution, delivery or performance of any of the documents referred to herein or any of the transactions contemplated by such documents. We have assumed the absence of any mutual mistake of fact or misunderstanding involving the negotiation, execution or delivery of the Transaction Documents. We have assumed that there are no agreements or understandings, written or oral, between the Company or the Subsidiaries and other parties and any other person or entity, or any usage of trade or course of dealing between the parties, that would that would define, supplement or qualify the terms of the Transaction Documents to which any of the Company or other persons or entities is a party and that there are no terminations, modifications, waivers or amendments to any agreements reviewed by us undisclosed to us by the Company or the Subsidiaries after our inquiry of the Company or the Subsidiaries.

(e)       We have assumed that each Subsidiary has received value in connection with the transactions contemplated by the Transaction Documents and that neither the Company nor any Subsidiary would be rendered insolvent (A) by the payment by it on the date hereof of the respective full amounts borrowed or guaranteed by the Company and the Subsidiaries pursuant to the Transaction Documents, (B) by the payment by any of them on any date that the underlying obligations are due of the amounts due or (C) by the execution, delivery and performance by the Company and the Subsidiaries of any of the Transaction Documents.

(f)        We have been advised by the Company that all of the issued and outstanding shares of each of the Company and its Subsidiaries prior to the date hereof are fully paid; we have relied upon such advice and have made no independent investigation thereof.

(g)       In rendering this opinion with respect to matters involving due incorporation, good standing, authorization to do business and other matters within the knowledge of

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KELLEY DRYE & WARREN LLP

government officials, we have relied solely upon certificates of recent date of such government officials, and as to factual matters, we have also relied solely upon certificates or opinions of recent date of an officer of the Company.

(h)       With respect to the opinion in paragraph 8 hereof, we express no opinion as to compliance with requirements of the National Association of Securities Dealers, Inc. with regard to underwriting compensation or other matters, or applicable state or foreign securities laws, rules, regulations or orders (“Blue Sky Laws”).

(i)        We express no opinion as to compliance with applicable antifraud or antitrust statutes, rules or regulations of applicable state and federal law.

(j)        We express no opinion with respect to or regarding any matters, statutes, regulations, laws or proceedings pertaining to patents, trademarks or copyrights.

Based upon and subject to the foregoing, it is our opinion that:

1.         The Company is a corporation duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority required to own its properties and to conduct its business as described in the Company’s Annual Report on Form 10-KSB for its fiscal year ended March 31, 2007.

2.         Each of the Subsidiaries of the Company is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation.

3.         Each of the Company and each Subsidiary Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents to which it is a party.

4.         All actions on the part of the Company and each Subsidiary Guarantor necessary for the authorization, execution and delivery by the Company and each Subsidiary of the Transaction Documents to which it is a party have been duly taken. The Transaction Documents to which each of the Company and each Subsidiary Guarantor is a party have been duly executed by each of the Company and each such Subsidiary Guarantor, as applicable, and, when delivered in accordance with the terms of the Transaction Documents, will constitute the valid and binding obligations of each of the Company and each such Subsidiary Guarantor, enforceable against the Company and each such Subsidiary Guarantor in accordance with their terms.

5.         Except as set forth in the Transaction Documents and the SEC Reports, to our knowledge, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. To our knowledge, except as set forth on Disclosure Schedule 3.1(g) or in the SEC Reports, the issuance and sale of the Underlying Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers). The Notes and the

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KELLEY DRYE & WARREN LLP

Underlying Shares which are being issued pursuant to the Purchase Agreement have been duly authorized and, when the Notes are paid for and issued in accordance with the terms of the Purchase Agreement and when the Underlying Shares are issued in accordance with the terms of Notes, shall have been validly issued and fully paid and nonassessable and free of preemptive or similar rights. To our knowledge, except for rights described in Disclosure Schedule 3.1(g) to the Purchase Agreement and in the SEC Reports, and except as a result of the purchase and sale of the Underlying Shares and the Kicker Shares, there are no outstanding options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company’s Certificate of Incorporation.

6.         Based in part upon the representations and warranties of the Company and the Purchasers contained in the Purchase Agreement, the Notes and the Underlying Shares to be delivered at Closing and the Underlying Shares which may be issued thereafter may be issued to the Purchasers without registration under the Securities Act.

7.         The execution, delivery and performance by the Company and the Subsidiary Guarantors of, and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated by the Transaction Documents to which each of them is a party do not (a) subject to the obtaining of the Required Approvals, violate any provision of law, rule or regulation known to us having jurisdiction over the Company or of its Certificate of Incorporation or By-laws or the Subsidiary Guarantors or each of their organizational documents or by-laws, (b) except as set forth in the Transaction Documents, result in the creation of any Lien upon any of the Company’s or any Subsidiary Guarantors’ assets or properties pursuant to any contract or agreement filed as an exhibit to the SEC Reports or (c) conflict with or constitute a default under those agreements set forth on Schedule B hereto; except in the case of each of clauses (a) through (c), such as would not have or reasonably be expected to result in a Material Adverse Effect.

8.         Other than as provided in Section 3.1(e) of the Purchase Agreement and Disclosure Schedule 2.3(b)(viii) thereto, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental or regulatory authority, or the Nasdaq Global Market in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, except such as may be required under the Securities Act or Blue Sky Laws.

This opinion is being delivered solely for the benefit of the Purchasers and may not be delivered to, quoted, referred to, or relied, in whole or in part, on or by any other Person without our prior written approval. This opinion is issued as of the date hereof and we undertake no obligation to advise any Purchaser, any successor to any Purchaser or any assignee of any Purchaser of any changes in any matter set forth in this opinion.

Very truly yours,

8

Schedule A

ACCESS INTEGRATED TECHNOLOGIES, INC.

LIST OF SUBSIDIARIES

1.	Access Digital Media, Inc.

2.	Core Technology Services, Inc.

3.	Hollywood Software, Inc.

4.	FiberSat Global Services Inc.

5.	ADM Cinema Corporation

6.	Christie/AIX, Inc.

7.	PLX Acquisition Corp.

8.	UniqueScreen Media, Inc.

9.	Vistachiara Productions, Inc.

AGREEMENTS

Credit Agreement, dated as of August 1, 2006, between Christie/AIX, Inc. and General Electric Capital Corporation, as administrative agent and collateral agent for certain lenders party thereto.

Exhibit A

Silver Oak Capital, L.L.C.

c/o Angelo Gordon & Co.

245 Park Avenue, 26th Floor

New York, NY 10167

Attention: Gary Wolf

Goldman Sachs Credit Partners L.P.

1 New York Plaza

New York, NY 10004

Attention: Christian von Schimmelmann

Alexandra Global Master Fund Ltd.

c/o Alexandra Investment Management, LLC

767 Third Avenue, 39th Floor

New York, NY 10017

Attention: Chief Compliance Officer

Lagunitas Partners LP

c/o Gruber & McBaine Capital Management

50 Osgood Place, Penthouse

San Francisco, CA 94133

Gruber & McBaine International

c/o Gruber & McBaine Capital Management

50 Osgood Place, Penthouse

San Francisco, CA 94133

Jon D. & Linda W. Gruber Trust

c/o Gruber & McBaine Capital Management

50 Osgood Place, Penthouse

San Francisco, CA 94133

J. Patterson McBaine

c/o Gruber & McBaine Capital Management

50 Osgood Place, Penthouse

San Francisco, CA 94133

Aristeia International Limited

136 Madison Avenue, 3rd Floor

New York, NY 10016

Aristeia Partners, L.P.

136 Madison Avenue, 3rd Floor

New York, NY 10016

Aristeia Special Investments Master, L.P.

136 Madison Avenue, 3rd Floor

New York, NY 10016

Enable Growth Partners, LP

One Ferry Building, Suite 255

San Francisco, CA 94111

Enable Opportunity Partners LP

One Ferry Building, Suite 255

San Francisco, CA 94111

Pierce Diversified Strategy Master Fund LLC, Ena

One Ferry Building, Suite 255

San Francisco, CA 94111

EXHIBIT E

LOCK-UP AGREEMENT

August 24, 2007

To: The Purchasers of 10% Senior Notes of Access Integrated Technologies, Inc.

Re:

Securities Purchase Agreement dated August 24, 2007 (the “Purchase Agreement”) by and among Access Integrated Technologies, Inc. (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and collectively referred to as the “Purchasers”)

Ladies and Gentlemen:

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement and in satisfaction of a condition of the Purchasers’ obligations under the Purchase Agreement, the undersigned agrees that, during the period beginning on the date hereof and ending on the earlier of (i) the six-month anniversary of the date hereof or (ii) the termination of the employment of the undersigned by the Company (the “Lock-Up Period”), he/she will not, other than through intra-family transfers, transfers to trusts for estate planning purposes or charitable donations, (1) offer, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, put, pledge or otherwise transfer or dispose of, directly or indirectly, any shares of the common stock of the Company (“Common Stock”) or any securities convertible into or exercisable or exchangeable for such Common Stock (including, but not limited to, except as set forth in this letter, common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant or which may be issued upon conversion of convertible preferred stock) or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; provided, however, that, notwithstanding anything contained herein to the contrary during the Lock-Up Period, the undersigned may sell up to 10,000 shares of Common Stock during any selling window under the Company’s insider trading policy.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

The undersigned hereby represents that it beneficially owns _____________ shares of Class A Common Stock, par value $0.001 per share, and _______________ shares of Class B Common Stock, par value $0.001 per share.

Very truly yours,

By: ________________________

Name:

ACCESS INTEGRATED TECHNOLOGIES, INC.

DISCLOSURE SCHEDULES

Attached hereto are the Schedules to that certain Securities Purchase Agreement, dated as of August 24, 2007 (the “Agreement”), by and among Access Integrated Technologies, Inc. (the “Company”) and each purchaser identified on the signature pages thereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

Each Section referenced in the Schedules is a reference to the corresponding Section in the Agreement, except as otherwise provided herein; provided, however, that the inclusion of any matter in any Schedule shall also be deemed to be an inclusion in any other Schedule if it is reasonably apparent on its face, including each representation and warranty to which it may relate. The inclusion of a matter in the Schedules shall expressly not be deemed to constitute an admission by the Company, or otherwise imply, that such matter is material or creates a measure for materiality for the purposes of the Agreement.

The Schedules may include additional information not specifically required to be disclosed pursuant to the Agreement; such information is being provided for informational purposes only and shall not be deemed to or interpreted to broaden or otherwise amplify the Company’s representations and warranties, covenants or agreements contained in the Agreement.

Nothing in the Schedules shall influence the construction or interpretation of any of the representations and warranties contained in Agreement. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules or the Agreement.

Schedule 2.3(b)(viii)

Waivers and Conflicts

1.         The Company has obtained the written consent of David Gajda and Robert Jackovich to deem the indebtedness to be incurred by the Company in connection with and under the Notes to be “Permitted Indebtedness” as such term is defined and construed in each of the (a) Secured Promissory Note, dated as of May 16, 2007 made by the Company in favor of David Gajda, (b) Secured Promissory Note, dated as of November 14, 2003 made by the Company in favor of Robert Jackovich and (c) Pledge and Security Agreement, dated as of November 14, 2003, among the Company, David Gajda, Robert Jackovich and American Stock Transfer & Trust Company.

2.         Pursuant to the $5 million Term Loan Agreement, dated May 31, 2007, as amended on August 9, 2007 (the “Term Loan Agreement”), between the Company and Christie Digital Systems, Inc. (“Christie”), upon the entering into this Agreement the Company will be obligated to use 50% of any proceeds in excess of $22 million for working capital and 50% of any proceeds in excess of $22 million to purchase digital cinema equipment from Christie, or otherwise be in default, under the Term Loan Agreement such that the full amount of the Term Loan will become immediately due and payable together with accrued interest.

3.         Pursuant to the Securities Purchase Agreement, dated October 5, 2006 and related 8.5% Senior Notes outstanding (together, the “October 2006 Notes”), between the Company and the purchasers party thereto, upon the entering into this Agreement the Company will have a mandatory prepayment requirement, or otherwise be in default, under the October 2006 Notes such that the full amount of the $22 million notes will become immediately due and payable together with accrued interest.

Schedule 2.3(b)(ix)

Officers Subject to Lock Up Agreements

A. Dale Mayo

Gary S. Loffredo

Brian D. Pflug

Kevin J. Farrell

Jeff Butkovsky

Schedule 3.1(a)

Subsidiaries

Access Digital Media, Inc. (“AccessDM”)*

Core Technology Services, Inc.*

Hollywood Software, Inc.*

FiberSat Global Services Inc.*

ADM Cinema Corporation*

Christie/AIX, Inc. (“Christie/AIX”) and its subsidiaries

PLX Acquisition Corp.*

UniqueScreen Media, Inc. (“USM”)*

Vistachiara Productions, Inc.*

Pursuant to the following agreements, the Company has granted a security interest in all of the issued and outstanding capital stock of Hollywood Software, Inc. to David Gajda and Robert Jackovich, as secured parties:

1.	Stock Purchase Agreement, dated as of July 17, 2003, as amended, among the Company, Hollywood Software, Inc., David Gajda and Robert Jackovich

2.	Secured Promissory Note dated May 16, 2007 issued by the Company to David Gajda

3.	Secured Promissory Note dated November 3, 2003 issued by the Company to Robert Jackovich

4.	Pledge and Security Agreement, dated as of November 3, 2003, between the Company and David Gajda and Robert Jackovich

There are 1,055,000 options to purchase the common stock of AccessDM outstanding.

Pursuant to the Pledge agreement, dated as of August 1, 2006, between AccessDM and General Electric Capital Corporation (“GE”), as administrative agent and collateral agent for certain lenders under a Credit Agreement, dated as of August 1, 2006, by and among, AccessDM, the lenders party thereto and GE, as administrative agent and collateral agent for such lenders (the “Credit Agreement”), AccessDM has granted a security interest in, and pledged, all of the issued and outstanding capital stock that it owns in Christie/AIX to GE, as administrative agent and collateral agent for the lenders under the Credit Agreement.

Pursuant to the Credit Agreement, at any time prior to August 1, 2008, Christie/AIX may draw up to $217,000,000 in the form of a senior secured term loan (the “Credit Facility”), in multiple borrowings. The proceeds of the Credit Facility will be used (i) to fund up to 70% of the aggregate purchase price, including, all costs, fees or other expenses associated with the purchase acquisition, receipt, delivery, construction and installation, of the digital cinema systems installed in theater locations for which Christie/AIX and theater owners have executed master license agreements and (ii) to pay transaction fees and expenses related to the Credit Facility, and for certain other specified purposes. Under the Credit Agreement, Christie/AIX must pay interest only through July 31, 2008. Beginning August 31, 2008, in addition to the interest payments, Christie/AIX must repay approximately 72% of the principal amount of the borrowings over a five-year period and a balloon payment of the balance of the principal amount on the maturity date. Christie/AIX must pay the principal amount of all borrowings, together with all unpaid interest on such borrowings and any fees incurred by Christie/AIX pursuant to the Credit Agreement, by August 1, 2013. The Credit Agreement contains customary representations, warranties, affirmative covenants, negative covenants and events of default, as well as conditions to borrowings.

In connection with the acquisition by the Company of all of the outstanding capital stock USM from the stockholders of USM (the “USM Stockholders”) pursuant to a stock purchase and sale agreement dated July 6, 2006 between the Company, the USM Stockholders and Granite Equity Limited Partnership, as Stockholder Representative (the “USM Purchase Agreement”), as partial consideration paid by the Company to the USM Stockholders the Company issued promissory notes in favor of the USM Stockholders in the principal amount of approximately $5.2 million, of which approximately $924,000 was outstanding as of June 30, 2007.

On October 6, 2006, the Company issued promissory notes to certain purchasers of the October 2006 Notes in the principal amount of $22 million.

Schedule 3.1(g)

Capitalization

	Authorized	Issued & Outstanding

Class A Common Stock, Par Value $0.001	40,000,000	24,236,579	(1)
Class B Common Stock, Par Value $0.001	15,000,000	763,811	(2)
Undesignated Common Stock, Par Value $0.001	25,000,000	-
Total Common Stock	80,000,000	25,000,390
Undesignated Preferred Stock, Par Value $0.001	15,000,000	-
Total Preferred Stock	15,000,000	-
Total Capital Stock	95,000,000	25,000,390
Potentially Issuable (3):
Stock Options	2,200,000	1,648,697
Plus: reserved, unissued options		530,486
IPO Underwriter's Warrants	120,000	3,775
Warrants issued in connection with July 2005 private placement	477,275	467,275
Warrants issued in connection with the conversion of all Convertible Debentures Warrants in August 2005	760,196	760,196
Total Potentially Issuable	3,557,471	3,410,429
Total Potentially O/S Shares		28,410,819

(1) Net of 51,440 shares purchased by the Company and held as treasury stock.
(2) Class B shares are supervoting 10:1 and are convertible to Class A at any time on a 1:1 basis.

(3) Excludes contingently issuable shares related to: payments of interest and additional interest pursuant to the October 2006 Notes, Hollywood Software, Inc. earn-out, Hollywood Software, Inc. price protection, Core Technology Services, Inc. earn-out, Core Technology Services, Inc. price protection, FiberSat Global Services, Inc. earn-out, FiberSat Global Services, Inc. price protection, IPO Underwriter’s Warrants price protection and July 2005 privately placed Warrants price protection and August 2005 Conversion Warrants price protection. The amount of these shares is currently not determinable.

Issuances of Capital Stock since June 30, 2007 (filing period covered in most recent Form 10-Q filing):

1.

On July 5, 2007, in connection with USM Purchase Agreement, the Company issued 77,995 shares of Common Stock as additional purchase price. The Company filed a registration statement on Form S-3 on July 27, 2007, which was declared effective by the SEC on August 9, 2007 to register the resale of such shares.

Upon the issuance and sale of the Securities, the Company (a) may be required to adjust the respective exercise prices of, and (b) may be obligated to issue additional shares of Common Stock under, the following outstanding warrants which are exercisable for shares of Common Stock:

1.	Warrants, exercisable for up to 3,775 shares of Common Stock, issued pursuant to the Underwriter’s Warrant Agreement, dated as of November 14, 2003 between the Company and Joseph Gunnar & Co., LLC.[1]

_________________________

[1]

The exercise price of these warrants is subject to weighted average adjustments for issuances of shares of Common Stock at a price less than the lesser of the exercise price then in effect or the “market price” of the Common Stock on the date immediately prior to such issuance. The initial unadjusted exercise price of these warrants was $6.25 per share of Common Stock.

Schedule 3.1(i)

Undisclosed Events, Liabilities and Developments

None

Schedule 3.1(k)

Litigation

On August 16, 2007, an action was commenced against the Company, PLX Acquisition, Inc. and Hollywood Software, Inc. by Gelfand Rennert & Feldman LLP (“Petitioner”). Petitioner is seeking damages of $70,000 for breach of contract plus interest from September 2004, damages of $33,000 for production time losses and $360,000 in punitive damages, plus costs and attorneys fees.

Schedule 3.1(l)

Labor Relations

None

Schedule 3.1(o)

Title

None

Schedule 3.1(gg)

Accountants

Eisner, LLP

Schedule 4.9

Use of Proceeds

Legal and other professional fees – Company	$60,000
Legal fees – Purchaser	$112,500

The Placement Agent’s Fees will be 4% of the gross proceeds from the sale of Notes pursuant to the Purchase Agreement to Purchasers other than Alexandra Management and Angelo Gordon & Co and 2% of the gross proceeds from the sale of the Notes pursuant to the Purchase Agreement to Alexandra Management and Angelo Gordon & Co. The Placement Agent will be reimbursed $25,000 for its fees and expenses.

The payment of amounts outstanding pursuant to the October 2006 Notes.

The payment of amounts outstanding pursuant to the ***. *

The payment of amounts payable for the purchase of digital cinema equipment pursuant to the Term Loan Agreement.

_________________________

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.